================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                   CURRENT REPORT PURSUANT TO SECTION 13 OR
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               DECEMBER 5, 1996

                        COMMISSION FILE NUMBER: 0-26528

                      PATRIOT AMERICAN HOSPITALITY, INC.
            (Exact name of registrant as specified in its charter)

              VIRGINIA                                           75-2599709
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                         Identification No.)

    3030 LBJ FREEWAY, SUITE 1500                                   75234
           DALLAS, TEXAS                                         (Zip Code)
(Address of principal executive office)



                                 (972) 888-8000
              (Registrant's telephone number, including area code)

                                      N/A
   (Former name, former address and former fiscal year, if changes since last report)


================================================================================

                       PATRIOT AMERICAN HOSPITALITY, INC.



ITEM 5.   OTHER EVENTS


          On September 15, 1996, Patriot American Hospitality, Inc. (collectively with its subsidiaries, the "Company") through Patriot American Hospitality Partnership, L.P. (the "Operating Partnership"), in which the Company currently owns an approximate 85.9% controlling ownership interest, acquired an approximate 99% non-voting ownership interest in PAH Windwatch, LLC, a Delaware limited liability company. The Company's investment in PAH Windwatch, LLC of approximately $6.2 million is evidenced by a promissory note. On September 25, 1996, PAH Windwatch, LLC acquired the Marriott WindWatch Hotel (the "WindWatch Hotel"), located in Hauppauge (Long Island), New York for approximately $31.1 million.

          As part of the financing for the acquisition of the WindWatch Hotel, the Company, through the Operating Partnership, advanced PAH Windwatch, LLC $31.4 million, which is evidenced by a first lien mortgage note. The principal amount of the note is due and payable on August 31, 1999. Interest at an annual rate equal to 9% is due and payable monthly commencing October 1, 1996. All amounts owed under the mortgage note will become due and payable upon the sale of the hotel to a third party purchaser. The mortgage note is collateralized by a deed of trust on the WindWatch Hotel.

          The WindWatch Hotel is a full-service hotel with 362 guest rooms and approximately 13,000 square feet of meeting space and two restaurants. The hotel was acquired from Colony Hill Associates, LP, an unrelated entity, which filed for bankruptcy protection in November 1991 and was operating under Chapter 11 of the U.S. Bankruptcy code.

          Unlike most of the Company's other investments, the WindWatch Hotel is not operated by a lessee. The hotel is currently managed by Marriott International, Inc.("Marriott"). Pursuant to the Purchase and Sale Agreement dated March 15, 1996, the existing management agreement with Marriott has been terminated and the Company is currently negotiating the terms of a new management agreement. Until such time as a new agreement is reached, Marriott will continue to manage the WindWatch Hotel under the terms of the prior agreement. Pursuant to this agreement, Marriott receives an annual basic management fee equal to 5% of gross receipts. In addition, in any year the hotel generates a profit, as defined in the agreement, Marriott will receive an amount equal to the excess of 15% of the profit over the basic management fee.

          On August 19, 1996, the Company, through the Operating Partnership, acquired the 492-room Bonaventure Resort & Spa in Ft. Lauderdale, Florida from BV Hotel & Spa Acquisition, Ltd. (d/b/a Bonaventure Hotel & Spa), an unrelated entity, for approximately $19.7 million, including approximately $3.5 million relating to the assumption of certain operating liabilities and acquisition costs. The hotel is situated on 23 acres and is 15 miles west of the Ft. Lauderdale International Airport. The Company intends to commence an approximate $10 million renovation of the hotel and implement a strategic and marketing plan which will include branding the facility as a Registry Resort and Spa. The hotel is leased for a period of twelve years pursuant to a Participating Lease agreement with CHC Lease Partners, who in turn, has entered into a management agreement with a subsidiary of CHC International, Inc. to manage the hotel. The hotel acquisition was financed primarily with funds drawn on the Company's line of credit facility with Paine Webber Real Estate Services, Inc. (the "Line of Credit").

          On August 29, 1996, the Company, through the Operating Partnership acquired the 257-room Valley River Inn in Eugene, Oregon from The Valley River Inn Limited Partnership, an unrelated entity, for approximately $19.1 million. The hotel is situated on the banks of the Willamette River and is adjacent to the Valley River Center Mall. The hotel is leased for a period of 10 years to NorthCoast Hotels L.L.C. ("NorthCoast") pursuant to a Participating Lease agreement. NorthCoast has entered into a management agreement with WestCoast Hotels, Inc. to manage the hotel. The hotel acquisition was financed primarily with funds drawn on the Company's Line of Credit.

          During September 1996, the Company entered into three partnership agreements in which the Operating Partnership owns a 90% general partnership interest and DTR PAH Holding, Inc. ("DTR"), an affiliate of Doubletree Hotels Corporation, owns a 10% limited partnerhip interest. The three partnerships, formed for the purpose of acquiring certain hotel properties, are PAH-DT Tallahassee Partners, L.P. ("Tallahassee Partners"), PAH-DT Chicago O'Hare Partners, L.P. ("Chicago Partners"), and PAH-DT Miami Airport Partners, L.P. ("Miami Partners"). Each partnership is a Delaware limited partnership.

          On September 19, 1996, Tallahassee Partners acquired the sixteen story, 244-room Capitol Plaza Holiday Inn in Tallahassee, Florida from Feliz Industries, Inc., an unrelated entity, for approximately $11.2 million. The full-service hotel is located in the capitol city's central business district and has approximately 5,300 square feet of meeting space and a full-service restaurant and lounge. The hotel is leased for a period of ten years to DTR North Canton, Inc. (the "Doubletree Lessee"), a subsidiary of Doubletree Hotels Corporation pursuant to a Participating Lease agreement. The Doubletree Lessee has entered into a management agreement with a subsidiary of Doubletree Hotels to manage the hotel. The Company intends to spend approximately $3.8 million making certain improvements to the hotel, upon completion of which the hotel will be converted to a Doubletree Hotel. The hotel acquisition was funded through cash contributions to the partnership of approximately $10.1 million by the Operating Partnership and approximately $1.1 million by DTR. The Operating Partnership's contribution was financed primarily with funds drawn on the Company's Line of Credit.

          On September 24, 1996, Chicago Partners acquired the 242-room Holiday Inn - Des Plaines Hotel in Des Plaines, Illinois from Concord O'Hare Limited Partnership, an unrelated entity, for approximately $8.5 million. The full-service hotel is located within two miles of the O'Hare International Airport and has approximately 1,900 square feet of meeting facilities. The hotel is leased for a period of ten years to the Doubletree Lessee pursuant to a Participating Lease agreement. The Doubletree Lessee has entered into a management agreement with a subsidiary of Doubletree Hotels to manage the hotel. The Company intends to commence an approximate $4.8 million renovation to the hotel, upon completion of which the hotel will be converted to a Club Hotel by Doubletree brand property. The hotel acquisition was funded through cash contributions to the partnership of approximately $7.6 million from the Operating Partnership and approximately $.8 million from DTR.

          On September 26, 1996, Miami Partners acquired the ten story, 264-room Holiday Inn - Miami Airport Lakes Hotel in Miami, Florida from Hernando Realty Corporation, an unrelated entity, for approximately $12.5 million. The full-service hotel is located within the Blue Lagoon area, the corporate hub of the Miami International Airport area. The hotel is leased for a period of ten years to the Doubletree Lessee pursuant to a Participating Lease agreement. The Doubletree Lessee has entered into a management agreement with a subsidiary of Doubletree Hotels to manage the hotel. The hotel will be converted to a Club Hotel by Doubletree brand upon completion of an approximate $2.8 million renovation of the property. The acquisition of the hotel was funded through cash contributed to the partnership of approximately $11.3 million from the Operating Partnership and approximately $1.2 million by DTR. The Operating Partnership's contribution was financed primarily with funds drawn on the Company's Line of Credit.

          On September 27, 1996, the Company, through the Operating Partnership, acquired the 184-room Mayfair Suites Hotel in St. Louis, Missouri from Mayfair Operating Corporation, an unrelated entity, for approximately $8.8 million. The full-service historic hotel was built in 1925 and is located in the downtown business and entertainment district. The hotel is leased for a period of ten years to Grand Heritage Leasing, LLC ("Grand Heritage") pursuant to a Participating Lease agreement. Grand Heritage has entered into a management agreement with an affiliate, Grand Heritage Hotels, Inc. to manage the hotel. The hotel acquisition was financed primarily with funds drawn on the Company's Line of Credit.

          On November 15, 1996, the Company, through the Operating Partnership, acquired the 147-room Tutwiler Hotel in Birmingham, Alabama from Historic Hotel Partners of Birmingham, Limited Partnership, an unrelated entity, for approximately $7.6 million plus 85,078 limited partnership units in the Operating Partnership ("OP Units") valued at approximately $3.1 million based on the average market price of the Company's common stock at the date of the acquisition. The full-service historic hotel located in the downtown business district, was originally built in 1913 and renovated in 1986 to become the Tutwiler Hotel. The hotel is leased for a period of ten years to Grand Heritage pursuant to a Participating Lease agreement. Grand Heritage has entered into a management agreement with an affiliate to manage the hotel. The cash portion of the purchased was financed primarily with funds drawn on the Company's Line of Credit.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(A)       FINANCIAL STATEMENTS OF PROPERTIES ACQUIRED

          The index to the financial information for certain of the properties acquired by the Company is included on pages F-1 and F-2 of this report.

(B)       PRO FORMA FINANCIAL INFORMATION

          The index to the pro forma financial information of the Company and for the Company's Lessees is included on pages F-1 and F-2 of this report.


(C)       EXHIBITS

          NUMBER
          EXHIBIT                DESCRIPTION
          -------        --------------------------

          23.1           Consent of Ernst & Young LLP
          23.2           Consent of Coopers & Lybrand L.L.P.
          23.3           Consent of Pannell Kerr Forster PC

                                   SIGNATURE


          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 5, 1996


                        PATRIOT AMERICAN HOSPITALITY, INC.



                        By:  /S/ Rex E. Stewart
                            ----------------------------------------------------
                            Rex E. Stewart
                            Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

                      PATRIOT AMERICAN HOSPITALITY, INC.

                        INDEX TO FINANCIAL INFORMATION



                                                                                            PAGE
PRO FORMA FINANCIAL INFORMATION:
  PATRIOT AMERICAN HOSPITALITY, INC.:
    Pro Forma Condensed Consolidated Statement of Operations for
      the nine months ended September 30, 1995 (unaudited)................................   F-5
    Pro Forma Condensed Consolidated Statement of Operations for
      the year ended December 31, 1995 (unaudited)........................................   F-7
    Pro Forma Condensed Consolidated Statement of Operations for
      the nine months ended September 30, 1996 (unaudited)................................   F-9
    Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996 (unaudited)...  F-11

  COMBINED LESSEES:
    Pro Forma Condensed Consolidated Statement of Operations for
      the nine months ended September 30, 1995 (unaudited)................................  F-13
    Pro Forma Condensed Consolidated Statement of Operations for
      the year ended December 31, 1995 (unaudited)........................................  F-15
    Pro Forma Condensed Consolidated Statement of Operations for
      the nine months ended September 30, 1996 (unaudited)................................  F-16

FINANCIAL STATEMENTS OF PROPERTIES ACQUIRED:

  MARRIOTT WINDWATCH HOTEL:
    Report of Independent Auditors - Ernst & Young LLP....................................  F-17
    Statements of Direct Revenue and Direct Operating Expenses
      for the the year ended December 29, 1995 and for the periods from December 31, 1994 through October 6, 1995 (unaudited)
      and December 30, 1995 through September 24, 1996 (unaudited)........................  F-18
    Notes to Statements of Direct Revenue and Direct Operating Expenses...................  F-19

  CONCORD O'HARE LIMITED PARTNERSHIP:
    Report of Independent Auditors - Ernst & Young, LLP...................................  F-24
    Balance Sheets as of December 29, 1995 and September 23, 1996 (unaudited).............  F-25
    Statements of Operations for the year ended December 29, 1995 and for the periods from December 31, 1994 through October 6, 1995 (unaudited)
      and December 30, 1995 through September 23, 1996 (unaudited)........................  F-26
    Statements of Partners' Capital for the year ended December 29, 1995 and for the period December 30, 1995 through September 23, 1996 (unaudited).........  F-27
    Statements of Cash Flows for the year ended December 29, 1995 and for the periods from December 31, 1994 through October 6, 1995 (unaudited)
      and December 30, 1995 through September 23, 1996 (unaudited)........................  F-28
    Notes to Financial Statements.........................................................  F-29

  HOLIDAY INN - MIAMI AIRPORT:
    Report of Independent Accountants - Coopers & Lybrand L.L.P...........................  F-35
      Statements of Direct Revenue and Direct Operating Expenses for the
      year ended August 31, 1996, for the twelve months ended December 31, 1995
      (unaudited) and for the nine months ended September 30, 1996 (unaudited)............  F-36
    Notes to Statements of Direct Revenue and Direct Operating Expenses...................  F-37


  MAYFAIR SUITES HOTEL:
    Report of Independent Auditors - Ernst & Young LLP....................................  F-41
    Statements of Direct Revenue and Direct Operating Expenses
      for the year ended December 31, 1995 and for the nine months ended
      September 30, 1995 and 1996 (unaudited).............................................  F-42
    Notes to Statements of Direct Revenue and Direct Operating Expenses...................  F-43

  HISTORICAL HOTEL PARTNERS OF BIRMINGHAM LIMITED PARTNERSHIP:
    Independent Auditor's Report - Pannell Kerr Forster PC................................  F-47
    Balance Sheets as of December 31, 1994 and 1995.......................................  F-48
    Statements of Operations for the years ended December 31, 1994 and 1995...............  F-49
    Statements of  Partners' Equity for the years ended December 31, 1994 and 1995........  F-50
    Statements of Cash Flow for the years ended December 31, 1994 and 1995................  F-51
    Notes to Financial Statements.........................................................  F-52

    Independent Accountant's Report - Pannell Kerr Forster PC.............................  F-55
    Balance Sheet as of September 29, 1996 (unaudited)....................................  F-56
    Statement of Operations for the nine months ended September 29, 1996 (unaudited)......  F-57
    Statement of Partners' Equity for the nine months ended September 29, 1996 (unaudited)  F-58
    Statement of Cash Flow for the nine months ended September 29, 1996 (unaudited).......  F-59
    Notes to Financial Statements.........................................................  F-60

                      PATRIOT AMERICAN HOSPITALITY, INC.
                        PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)


     Patriot American Hospitality, Inc. (collectively with its subsidiaries, the "Company") completed an initial public offering (the "Initial Offering") of 14,605,000 shares of its common stock on October 2, 1995 (including 1,905,000 shares of common stock issued upon exercise of the underwriters' over-allotment option) and commenced operations. Upon completion of the Initial Offering, the Company, through its wholly-owned subsidiary, PAH LP, Inc., contributed substantially all of the net proceeds of the Initial Offering to Patriot American Hospitality Partnership, L.P. (the "Operating Partnership") in exchange for an approximately 85.3% limited partnership interest in the Operating Partnership. The Company, through is wholly-owned subsidiary, PAH GP, Inc., is the sole general partner and the holder of a 1.0% general partnership interest in the Operating Partnership.

     The Operating Partnership used approximately $263,000 of the net proceeds of the Initial Offering to acquire ownership interests in 20 hotels (the "Initial Hotels") from various entities (the "Selling Entities") and to repay existing mortgage and other indebtness of the Initial Hotels. In consideration for the sale of the Initial Hotels, certain owners in the Selling Entities, including affiliates of the Company, elected to receive limited partnership units in the Operating Partnership ("OP Units"). The 2,324,312 OP Units received by such owners represented an approximate 13.7% equity interest in the Operating Partnership as the Company commenced operations. The balance of the proceeds from the Initial Offering, together with proceeds from the Company's Line of Credit, were used to finance acquisitions of two additional hotel investments, provide for renovations to existing hotels and for general working capital during 1995.

     During the first quarter of 1996, the Company acquired three additional hotel properties, utilizing cash drawn on its line of credit and issuing 167,012 OP Units in connection with the purchases. During the second quarter of 1996, the Company acquired eight additional hotel properties, utilizing cash drawn on its line of credit and issuing 331,577 OP Units in connection with the purchases. In addition, in May 1996, the Company sold an aggregate of approximately $40,000 of equity securities to an institutional investor that purchased the securities on behalf of two owners (the "Private Placement"). The proceeds of the Private Placement were used primarily to reduce amounts outstanding under the line of credit.

     During the third quarter of 1996, the Company completed a public offering (the "Follow-on Offering") of 6,146,700 shares of its common stock (including 646,700 shares of common stock issued upon exercise of the underwriter's over-allotment option). The offering price of all shares sold in the Follow-on Offering was $28.25 per share, resulting in net proceeds (less the underwriters' discount and offering expenses) of approximately $160,222, of which approximately $151,963 was used to reduce amounts outstanding under the Line of Credit. The Company acquired nine additional hotel properties, financed primarily with funds drawn on its Line of Credit and 17,036 OP Units issued in connection with the purchase of certain hotel properties. At September 30, 1996, the Operating Partnership owned interests in 42 hotels and the Company owned an approximate 86.2% interest in the Operating Partnership.

     On November 15, 1996, the Company acquired the 147-room Tutwiler Hotel in Birmingham, Alabama financed primarily with funds drawn on its Line of Credit and 85,078 OP Units issued in connection with the purchase. Subsequent to the acquisition, the Company owns an approximate 85.9% interest in the Operating Partnership.

     The Company leases each of its hotels, except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel, which are seperately owned through special purpose corporations, to lessees that are independent of the Company (the "Lessees"). The Company leases 24 of its hotel investments to CHC Lease Partners for staggered terms of ten to twelve years pursuant to separate participating leases providing for the payment of the greater of base or participating rent, plus certain additional charges, as applicable (the "Participating Leases"). Eight of the hotels are leased to NorthCoast Hotels, L.L.C. ("NorthCoast") under similiar Participating Lease agreements. DTR North Canton, Inc. (the "Doubletree Lessee") leases four hotels and Crow Hotel Lessee, Inc. (the "Wyndham Lessee") leases two hotels under similiar Participatng Lease agreements. Metro Hotels Leasing Corporation ("Metro Lease Partners") leases one hotel, and Grand Heritage Leasing, L.L.C. ( the "Grand Heritage Lessee") leases two hotels (including the recently acquired Tutwiler Hotel) under similiar Participating Lease agreements. The Lessees, in turn, have entered into separate agreements with hotel management entities (the "Operators") to manage the hotels. The Crowne Plaza Ravinia Hotel and the Marriott

WindWatch Hotel acquisitions were structured without lessees and are managed directly by Holiday Inns, Inc. and Marriott International, Inc., respectively.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 1995, for the year ended December 31, 1995 and for the nine months ended September 30, 1996 of the Company are presented as if (i) the Initial Offering and the aquisition of the 20 Initial Hotels, (ii) the subsequent acquisition of 23 additional hotel properties, and (iii) the Private Placement and Follow-on Offering had occurred as of January 1, 1995 and carried forward through each period presented. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 and with the Company's Annual Report on Form 10-K for the period ended December 31, 1995 and the Pro Forma Condensed Combined Statements of Operations of the Lessees included in this Current Report. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Consolidated Statements of Operations for the interim periods presented are not necessarily indicative of the results of operations for the full year.

                      PATRIOT AMERICAN HOSPITALITY, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                  (UNAUDITED)

                                                   HOTELS
                                                OWNED AS OF
                                               SEPTEMBER 30,       TUTWILER       PRO FORMA
                                                  1996 (A)         HOTEL (B)        TOTAL
                                               ------------       ----------      ---------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenue:
  Participating lease revenue................     $65,328 (C)     $1,002 (C)       $66,330

  Interest and other income..................          53 (D)         --                53
                                                  -------         ------           -------
     Total revenue...........................      65,381          1,002            66,383
                                                  -------         ------           -------

Expenses:
  Real estate and personal property taxes
    and casualty insurance...................       6,861 (E)         68 (E)         6,929
  Ground lease expense.......................       1,002 (F)         --             1,002
  General and administrative.................       3,270 (G)         --             3,270
  Interest expense...........................       7,129 (H)        452 (H)         7,581
  Depreciation...............................      15,998 (I)        400 (I)        16,398
                                                  -------         ------           -------
     Total expenses..........................      34,260            920            35,180
                                                  -------         ------           -------
Income before equity in earnings of
  unconsolidated subsidiaries
  and minority interests.....................      31,121             82            31,203
  Equity in earnings of unconsolidated
     subsidiaries............................       3,351 (J)         --             3,351
                                                  -------         ------           -------
Income before minority interests.............      34,472             82            34,554
  Minority interest in Operating
    Partnership..............................      (4,730)(K)       (114)(K)        (4,844)
  Minority interest in other partnerships....        (196)(L)         --              (196)
                                                  -------         ------           -------
Net income applicable to common
  shareholders...............................     $29,546         $  (32)          $29,514
                                                  =======         ======           =======

Net income per common share..................     $  1.35                          $  1.35
                                                  =======                          =======

Fully diluted weighted average number of
  common shares and common shares
  equivalents outstanding....................      21,847                           21,847
                                                  =======                          =======

-------------------------------------------------
(A) Represents the Company's pro forma results of operations for the nine months ended September 30, 1995 of the 42 hotel properties owned by the Company as of September 30, 1996.
(B) Represents the Company's pro forma results of operations related to the Tutwiler Hotel as if the Company had acquired and owned the hotel at the beginning of the period.
(C) Represents lease payments from the Lessees to the Operating Partnership calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(D) Represents interest income earned on the Company's mortgage notes receivable from unconsolidated subsidiaries assuming the mortgage notes were outstanding at the beginning of the period.
(E) Represents real estate and personal property taxes, and casualty insurance to be paid by the Operating Partnership.
(F) Represents ground lease payments to be made with respect to certain of the hotels.

(G) Represents salaries, insurance, travel, audit, legal and other expenses associated with operating as a public company. Also includes, annual amortization of unearned stock compensation computed on a straight-line basis over the three to four year vesting period.
(H) Represents interest expense incurred on the net borrowings under the line of credit which were used, in part, to purchase hotel properties.
(I) Represents depreciation on the hotels owned as of September 30, 1996 of $15,934 and amortization of $64. The adjustment related to the Tutwiler Hotel represents depreciation. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5-7 years for furniture and equipment. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. Amortization of franchise fees is computed using straight-line method over the terms of the related franchise agreement.
(J) Represents equity in income of the unconsolidated subsidiaries which own the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel.
(K) Represents the minority interest assuming the Initial Offering, Private Placement and Follow-on Offering and the acquisition of 43 hotel properties had occurred at the beginning of the period presented. As of September 30, 1996, the minority interest percentage is approximately 13.8%. Subsequent to the Tutwiler Hotel acquisition, the minority interest percentage is approximately 14.1%.
(L) Represents the minority interest related to the partnerships with DTR assuming such entities had been formed and the three hotels owned by such partnerships had been acquired at the beginning of the period presented.

                      PATRIOT AMERICAN HOSPITALITY, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                                    PRO FORMA ADJUSTMENTS
                                                                                    ---------------------
                                                                    COMPANY                          TUTWILER      PRO FORMA
                                                                 HISTORICAL (A)   ADJUSTMENTS (B)    HOTEL (C)       TOTAL
                                                                 --------------   ---------------   -----------    ---------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)

Revenue:
     Participating lease revenue...............................      $10,582         $76,400 (D)      $1,289 (D)    $88,271

     Interest and other income.................................          513              67 (E)          --            580
                                                                     -------         -------          ------        -------
         Total revenue.........................................       11,095          76,467           1,289         88,851
                                                                     -------         -------          ------        -------

Expenses:
     Real estate and personal property
       taxes amd casualty insurance............................          901           8,319 (F)          90 (F)      9,310
     Ground lease expense......................................           --           1,368 (G)          --          1,368
     General and administrative................................          607           3,828 (H)          --          4,435
     Interest expense..........................................           89           9,369 (I)         599 (I)     10,057
     Depreciation and amortization.............................        2,590          18,762 (J)         534 (J)     21,886
                                                                     -------         -------          ------        -------
         Total expenses........................................        4,187          41,646           1,223         47,056
                                                                     -------         -------          ------        -------
Income before equity in earnings of
     unconsolidated subsidiaries
     and minority interests....................................        6,908          34,821              66         41,795
     Equity in earnings of unconsolidated
       subsidiaries..............................................        156           4,520 (K)          --          4,676
                                                                     -------         -------          ------        -------
Income before minority interests and
     extraordinary items.......................................        7,064          39,341              66         46,471
     Minority interest in Operating
       Partnership.............................................         (968)         (5,404)(L)        (148)(L)     (6,520)
     Minority interest in other partnerships...................           --            (232)(M)          --           (232)
     Extraordinary items, net of
       minority interests......................................         (737)            737 (N)          --             --
                                                                     -------         -------          ------        -------
Net income applicable to common
     shareholders..............................................      $ 5,359         $34,442          $  (82)       $39,719
                                                                     =======         =======          ======        =======

Net income per common share....................................        $0.37                                          $1.82
                                                                     =======                                        =======

Fully diluted weighted average number
     of common shares and common
     share equivalents outstanding.............................       14,675                                         21,847
                                                                     =======                                        =======

--------------------
(A) Represents the Company's historical results of operations from the date of the Initial Offering, October 2, 1995, through December 31, 1995.
(B) Represents adjustments to the Company's results of operations assuming the Initial Offering and acquisition of the 20 Initial Hotels, the Private Placement, the Follow-on Offering and the acquisition of 22 additional hotels occurred at the beginning of the period presented.
(C) Represents adjustments to the Company's results of operations assuming the acquisition of the Tutwiler Hotel occurred at the beginning of the period presented.
(D) Represents lease payments from the Lessees to the Operating Partnership calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.

(E) Represents adjustments to interest income earned on the Company's mortgage notes receivables from unconsolidated subsidiaries assuming the mortgage notes were outstanding at the beginning of the period presented.
(F) Represents real estate and personal property taxes, and casualty insurance to be paid by the Operating Partnership.
(G) Represents ground lease payments to be made with respect to certain of the hotels.
(H) Represents salaries, insurance, travel, audit, legal and other expenses associated with operating as a public company. Also includes annual amortization of unearned stock compensation computed on a straight-line basis over the three to four year vesting periods.
(I) Represents adjustments to interest expense incurred on the net borrowings under the line of credit which were used, in part, to purchase hotel properties.
(J) Represents depreciation on the hotels owned as of September 30, 1996 of $18,707 and amortization of $55. The adjustments related to the Tutwiler Hotel represents depreciation. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5-7 years for furniture and equipment. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. Amortization of franchise fees is computed using the straight-line method over the terms of the related franchise agreement.
(K) Represents equity in income of the unconsolidated subsidiaries which own the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel.
(L) Represents the adjustments to minority interest assuming the Initial Offering and acquisition of the 20 Initial Hotels, the Private Placement, the Follow-on Offering and the acquisition of 22 additional hotel properties occurred at the beginning of the period presented. Prior to the acquisition of the Tutwiler Hotel, the minority interest percentage was approximately 13.8%. Subsequent to the acquisition of the Tutwiler Hotel, the minority interest percentage is approximately 14.1%
(M) Represents the minority interest related to the partnerships with DTR assuming such entities had been formed and the three hotels owned by such partnerships had been acquired at the beginning of the period presented.
(N) In connection with the Initial Offering and acquisition of the 20 Initial Hotels, the Company incurred prepayment penalties and charged-off deferred financing costs associated with mortgage notes which were repaid. These extraordinary items have been eliminated for purposes of the pro forma presentation.

                      PATRIOT AMERICAN HOSPITALITY, INC.
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)


                                                                   PRO FORMA ADJUSTMENTS
                                                                   ---------------------

                                                      COMPANY                        TUTWILER     PROFORMA
                                                   HISTORICAL (A)  ADJUSTMENTS (B)   HOTEL (C)     TOTAL
                                                   --------------  ---------------   ---------   ---------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)

Revenue:
     Participating lease revenue.................    $52,735         $16,993 (D)     $1,188 (D)   $70,916

     Interest and other income...................        412              21 (E)         --           433
                                                     -------         -------         ------       -------
       Total revenue.............................     53,147          17,014          1,188        71,349
                                                     -------         -------         ------       -------

Expenses:
     Real estate and personal property
       taxes and casualty insurance..............      4,452           2,724 (F)         68 (F)     7,244
     Ground lease expense........................        711             312 (G)         --         1,023
     General and administrative..................      3,273             690 (H)         --         3,963
     Interest expense............................      4,481           2,215 (I)        423 (I)     7,119
     Depreciation and amortization...............     11,628           5,070 (J)        401 (J)    17,099
                                                     -------         -------         ------       -------
       Total expenses............................     24,545          11,011            892        36,448
Income before equity in earnings of
   unconsolidated subsidiaries
   and minority interests........................     28,602           6,003            296        34,901
   Equity in earnings of unconsolidated
     subsidiaries................................      4,377           1,371 (K)         --         5,748
                                                     -------         -------         ------       -------
Income before minority interests.................     32,979           7,374            296        40,649
   Minority interest in Operating
     Partnership.................................     (5,142)           (406)(L)       (162)(L)    (5,710)
   Minority interest in other partnerships.......         (2)           (148)(M)         --          (150)
                                                     -------         -------         ------       -------
Net income applicable to common
   shareholders..................................    $27,835         $ 6,820         $  134       $34,789
                                                     =======         =======         ======       =======

Net income per common share......................      $1.67                                      $  1.59
                                                     =======                                      =======

Fully diluted weighted average number
   of common shares and common
   share equivalents outstanding.................     16,677                                       21,847
                                                     =======                                      =======

--------------------
(A) Represents the Company's historical results of operations for the nine months ended September 30, 1996.
(B) Represents adjustments to the Company's results of operations assuming the Private Placement, the Follow-on Offering and the acquisition of 20 additional hotels occurred at the beginning of the period presented.
(C) Represents adjustments to the Company's results of operations assuming the acquisition of the Tutwiler Hotel occurred at the beginning of the period presented.
(D) Represents lease payments from the Lessees to the Operating Partnership calculated on a pro forma basis by applying the provisions of the Participating Leases to the historical revenue of the hotels for the period presented.
(E) Represents adjustments to interest income earned on the Company's mortgage notes receivables from unconsolidated subsidiaries assuming the mortgage notes were outstanding at the beginning of the period presented.
(F) Represents real estate and personal property taxes, and casualty insurance to be paid by the Operating Partnership.
(G) Represents ground lease payments to be made with respect to certain of the hotels.

(H) Represents salaries, insurance, travel, audit, legal and other expenses associated with operating as a public company. Also includes annual amortization of unearned stock compensation computed on a straight-line basis over the three to four year vesting periods.
(I) Represents adjustments to interest expense incurred on the net borrowings under the line of credit which were used, in part, to purchase hotel properties.
(J) Represents depreciation on the hotels. Depreciation is computed using the straight-line method and is based upon the estimated useful lives of 35 years for buildings and improvements and 5-7 years for furniture and equipment. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general.
(K) Represents equity in income of the unconsolidated subsidiaries which own the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel.
(L) Represents the adjustments to minority interest assuming the Private Placement, the Follow-on Offering and the acquisition of 20 additional hotel properties occurred at the beginning of the period presented. Prior to the acquisition of the Tutwiler Hotel, the minority interest percentage was approximately 13.8%. Subsequent to the acquisition of the Tutwiler Hotel, the minority interest percentage is approximately 14.1%
(M) Represents the minority interest related to the partnerships with DTR, assuming such entities had been formed and the three hotels owned by such partnerships had been acquired at the beginning of the period presented.

                      PATRIOT AMERICAN HOSPITALITY, INC.

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1996

                                 (UNAUDITED)
                                (IN THOUSANDS)


     The following unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if (i) the Initial Offering and the acquisition of the 20 Initial Hotels, (ii) the subsequent acquisition of 23 additional hotel properties, and
(iii) the Private Placement and Follow-on Offering had occurred on September 30, 1996. Such pro forma information is based in part upon the Company's Consolidated Balance Sheet as of September 30, 1996 and should be read in conjunction with the financial statements filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996. In management's opinion, all adjustments necessary to reflect the effect of these transactions have been made.

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of September 30, 1996, nor does it purport to represent the future financial position of the Company.

                                             COMPANY    TUTWILER
                                            HISTORICAL  HOTEL (A)  PRO FORMA
                                            ----------  ---------  ---------

                                    ASSETS
Net investment in hotel properties.........  $557,890    $10,727    $568,617
Mortgage notes and other receivables
     from unconsolidated subsidiaries......    72,004         --      72,004
Investment in unconsolidated subsidiaries..    11,607         --      11,607
Cash and cash equivalents..................     7,004         --       7,004
Accounts receivable........................     8,831         --       8,831
Deferred expenses, net.....................     3,282         --       3,282
Prepaid expenses and other assets..........     3,031         --       3,031
                                             --------    -------    --------
        Total assets.......................  $663,649    $10,727    $674,376
                                             ========    =======    ========

                     LIABILITIES AND SHAREHOLDERS' EQUITY
Borrowings under line of credit
     and mortgage note.....................  $113,592      7,613     121,205
Dividends and distributions payable........    12,158         --      12,158
Accounts payable and accrued expenses......     8,500         --       8,500
Due to unconsolidated subsidiaries.........     6,263         --       6,263
Minority interest in Operating Partnership.    73,268      3,114      76,382
Minority interest in other partnerships....     3,214         --       3,214
Shareholders' equity:
     Preferred stock.......................        --         --          --
     Common stock..........................        --         --          --
     Paid-in capital.......................   451,305         --     451,305
     Unearned stock compensation, net......    (5,867)        --      (5,867)
     Retained earnings.....................     1,216         --       1,216
                                             --------    -------    --------
        Total shareholders' equity.........   446,654         --     446,654
                                             --------    -------    --------
        Total liabilities and shareholders'
          equity...........................  $663,649   $10, 727    $674,376
                                             ========   ========    ========

--------------------
(A) On November 15, 1996, the Company acquired the 147-room Tutwiler Hotel located in Birmingham, Alabama for approximately $10,727 (including acquisition related expenses). The purchase was financed with funds of approximately $7,613 drawn on the Company's line of credit and approximately 85,078 OP Units valued at approximately $3,114 as of the date of acquisition.

                               COMBINED LESSEES

             PRO FORMA CONDEDSED COMBINED STATEMENTS OF OPERATIONS


     The combined Lessees' (CHC Lease Partners, NorthCoast, Metro Lease Partners, Doubletree Lessee, Wyndham Lessee and Grand Heritage Lessee combined) unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1995, for the year ended December 31, 1995 and for the nine months ended September 30, 1996 are presented as if (i) the Initial Offering and the acquisition of the 20 Initial Hotels, (ii) the subsequent acquisition of 23 additional hotel proprties, and (iii) the Private Placement and Follow-on Offering had occurred on January 1, 1995, and the hotels (except the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel) had been leased to the Lessees pursuant to the Participating Leases. The pro forma information is based in part upon the Statements of Operations of CHC Lease Partners, the Statements of Operations of NorthCoast and the Combined Statements of Operations of the Initial Hotels filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 and is also based in part on the Statement of Operations of CHC Lease Partners and the Initial Hotels filed with the Company's Annual Report on Form 10-K for the period ended December 31, 1995. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel are not leased to a Lessee but are managed directly by Holiday Inns, Inc. and Marriott International, Inc., respectively. Therefore, the results of operations of the Crowne Plaza Ravinia Hotel and the Marriott WindWatch Hotel are not included in these Pro Froma Condensed Combined Statements of Operations.

     These unaudited Pro Forma Condensed Combined Statements of Operations are not necessarily indicative of what the actual results of operations of the Combined Lessees would have been assuming such transactions had been completed as of the beginning of the periods presented, nor do they purport to represent the results of operations for future periods. Further, the unaudited Pro Forma Condensed Combined Statements of Operations for the interim periods presented are not necessarily indicative of the results of operations for the full year.

                               COMBINED LESSEES
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                  (UNAUDITED)



                                                        PRO FORMA ADJUSTMENTS
                                                        ---------------------

                                          COMBINED
                                           HOTELS                         TUTWILER
                                       HISTORICAL (A)   ADJUSTMENTS (B)   HOTEL (C)   PRO FORMA
                                       --------------   ---------------   ---------   ---------
                                                              (IN THOUSANDS)
Revenue:
     Room...............................  $141,253        $     --         $2,610      $143,863

     Food and beverage..................    53,894              --             --        53,894
     Conference center..................     1,858              --             --         1,858
     Telephone and other................    14,208              --            271        14,479
                                          --------        --------         ------      --------
         Total revenue..................   211,213              --          2,881       214,094
                                          --------        --------         ------      --------

Expenses:
     Departmental costs and expenses....    83,606            (638) (D)       814        83,782
     General and administrative.........    20,485          (1,852) (E)       274        18,907
     Ground lease expense...............     2,979          (1,322) (F)        --         1,657
     Repair and maintenance.............    10,784              --            178        10,962
     Utilities..........................     9,447              --            203         9,650
     Marketing..........................    18,592             100  (G)       288        18,980
     Interest Expense...................    22,118         (22,118) (H)        --            --
     Real estate and personal property
       taxes and insurance..............     8,079          (6,477) (I)         7         1,609
     Depreciation and amortization......    12,904         (12,904) (J)        --            --
     Participating lease payments.......        --          65,328  (K)     1,002 (K)    66,330
                                          --------        --------         ------      --------
         Total expenses.................   188,994          20,117          2,766       211,877
                                          --------        --------         ------      --------
     Income (loss) before lessee
       income (expense).................    22,219         (20,117)           115         2,217
     Dividend and interest income.......        10             (10) (L)        --            --
     Management fees....................    (7,612)          4,503  (M)       (86)       (3,195)
     Lessee general and administrative          --          (1,154) (N)        --        (1,154)
                                          --------        --------         ------      --------
         Net income (loss)..............  $ 14,617        $(16,778)        $   29      $ (2,132)
                                          ========        ========         ======      ========

--------------------
(A) Represents the combined historical results of operations of the 40 hotel properties leased to the Lessees as of September 30, 1996.
(B) Represents adjustments to the Lessees' results of operations assuming the 40 hotels leased to the Lessees as of September 30, 1996 had been leased at the beginning of the period presented.
(C) Represents adjustments to the Lessees' results of operations assuming the Tutwiler Hotel had been leased to one of the Lessees at the beginning of the period presented.
(D) Reflects the elimination of equipment lease expense related to leases that were paid off in connection with the acquisition of certain of the hotels.
(E) Reflects the elimination of expenses which are not expected to be incurred by the Lessees, including certain audit and accounting, legal and professional fees.
(F) Represents adjustments to the ground lease payments to eliminate ground lease expenses to be paid by the Operating Partnership and to reflect adjustments related to renegotiation of certain ground lease agreements.
(G) Represents adjustments to reflect revisions to marketing agreements for certain hotels.
(H) Represents elimination of interest expense due to the repayment of mortgages and other notes payable at acquisition.

(I) Decrease represents real estate and personal property taxes, and casualty insurance to be paid by the Operating Partnership.
(J) Decrease represents elimination of amortization expense related to the amortization of deferred costs and elimination of depreciation expense.
(K) Represents Participating Lease payments calculated on a pro forma basis by applying the provisions of the Participtating Leases to the historical revenue of the hotels.
(L) Decrease reflects the elimination of interest income earned on invested cash balances.
(M) Represents management fees paid to the Operators under the terms of their respective management agreements with the Lessees. Management fees paid to the Operators are subordinate to the Lessees' obligations to the Company under the Participating Lease agreements.
(N) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                               COMBINED LESSEES
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                        PRO FORMA ADJUSTMENTS
                                                        ---------------------

                                         COMBINED
                                          HOTELS                        TUTWILER
                                      HISTORICAL (A)   ADJUSTMENTS (B)  HOTEL (C)   PRO FORMA
                                      --------------   --------------   ---------   ---------
                                                                (IN THOUSANDS)
Revenue:
  Room...............................   $21,508           $166,554       $3,407      $191,469
  Food and beverage..................     8,649             67,979           --        76,628
  Conference center..................       576              1,858           --         2,434
  Telephone and other................     1,732             17,189          368        19,289
                                        -------           --------       ------      --------
    Total revenue....................    32,465            253,580        3,775       289,820
                                        -------           --------       ------      --------

Expenses:
  Departmental costs and expenses....    12,173            101,605        1,105       114,883
  General and administrative.........     2,714             22,400          382        25,496
  Ground lease expense...............        --              2,467           --         2,467
  Repair and maintenance.............     1,476             13,297          309        15,082
  Utilities..........................     1,319             11,247          270        12,836
  Marketing..........................     2,928             22,458          393        25,779
  Insurance..........................       191              1,898           10         2,099
  Participating lease payments.......    10,582             76,400  (D)   1,289  (D)   88,271
                                        -------           --------       ------      --------
    Total expenses...................    31,383            251,772        3,758       286,913
                                        -------           --------       ------      --------
  Income (loss) before lessee
    income (expense).................     1,082              1,808           17         2,907
  Dividend and interest income.......       198 (E)             --           --           198
  Management fees....................      (536)            (4,332) (F)    (113)       (4,981)
  Lessee general and administrative        (235)            (1,313) (G)      --        (1,548)
                                        -------           --------       ------      --------
    Net income (loss)................   $   509           $ (3,837)      $  (96)     $ (3,424)
                                        =======           ========       ======      ========

--------------------
(A) Represents the combined historical results of operations of CHC Lease Partners from October 2, 1995 (inception) and Metro Lease Partners results of operations from November 15, 1995 (inception) through December 31, 1995.
(B) Represents adjustments to the Lessees' results of operations assuming the 40 hotels leased to the Lessees as of September 30, 1996 had been leased at the beginning of the period presented.
(C) Represents adjustments to the Lessees' results of operations assuming the Tutwiler Hotel had been leased to one of the Lessees at the beginning of the period presented.
(D) Represents Participating Lease payments calculated on a pro forma basis by applying the provisions of the Participtating Leases to the historical revenue of the hotels.
(E) Includes dividend income on approximately 250,000 OP Units in the Operating Partnership which form a portion of the required capitalization of CHC Lease Partners. Pro forma amounts exclude additional dividend income earned on OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(F) Represents management fees paid to the Operators under the terms of their respective management agreements with the Lessees. Management fees paid to the Operators are subordinate to the Lessees' obligations to the Company under the Participating Lease agreements.
(G) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                               COMBINED LESSEES
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)


                                                        PRO FORMA ADJUSTMENTS
                                                        ---------------------

                                         COMBINED
                                          HOTELS                        TUTWILER
                                      HISTORICAL (A)   ADJUSTMENTS (B)  HOTEL (C)   PRO FORMA
                                      --------------   ---------------  ---------   ---------
                                                           (IN THOUSANDS)
Revenue:
  Room...............................   $109,099          $42,077        $2,855      $154,031
  Food and beverage..................     35,349           19,698            --        55,047
  Conference center..................      1,652               --            --         1,652
  Telephone and other................      9,808            5,090           293        15,191
                                        --------          -------        ------      --------
    Total revenue....................    155,908           66,865         3,148       225,921
                                        --------          -------        ------      --------

Expenses:
  Departmental costs and expenses....     57,012           29,211           882        87,105
  General and administrative.........     13,092            7,735           312        21,139
  Ground lease expense...............        571            1,239            --         1,810
  Repair and maintenance.............      7,140            3,803           190        11,133
  Utilities..........................      6,677            3,290           202        10,169
  Marketing..........................     13,405            5,608           266        19,279
  Insurance..........................        644              793             8         1,445
  Participating lease payments.......     52,735           16,993 (D)     1,188 (D)    70,916
                                        --------          -------        ------      --------
    Total expenses...................    151,276           68,672         3,048       222,996
                                        --------          -------        ------      --------
  Income (loss) before lessee
   income (expense)..................      4,632           (1,807)          100         2,925
  Dividend and interest income.......      1,209 (E)           --            --         1,209
  Management fees....................     (3,366)          (1,111)(F)       (94)       (4,571)
  Lessee general and administrative..     (1,093)            (219)(G)        --        (1,312)
                                        --------          -------        ------      --------
    Net income (loss)................   $  1,382          $(3,137)       $    6      $ (1,749)
                                        ========          =======        ======      ========

--------------------
(A) Represents the combined historical results of operations of CHC Lease Partners and Metro Lease Partners for the nine months ended September 30, 1996, and NorthCoast, Doubletree Lessee, Wyndham Lessee and Grand Heritage Lessee for the period from their respective inception of operations through September 30, 1996.
(B) Represents adjustments to the Lessees' results of operations assuming the 40 hotels leased to the Lessees as of September 30, 1996 had been leased at the beginning of the period presented.
(C) Represents adjustments to the Lessees' results of operations assuming the Tutwiler Hotel had been leased to one of the Lessees at the beginning of the period presented.
(D) Represents Participating Lease payments calculated on a pro forma basis by applying the provisions of the Participtating Leases to the historical revenue of the hotels.
(E) Includes dividend income on approximately 250,000 OP Units and 31,074 OP Units in the Operating Partnership which form a portion of the required capitalization of CHC Lease Partners and NorthCoast, respectively. Pro forma amounts exclude additional dividend income earned on the OP Units held by certain Lessees, and pro forma interest income earned on invested cash balances.
(F) Represents management fees paid to the Operators under the terms of their respective management agreements with the Lessees. Management fees paid to the Operators are subordinate to the Lessees' obligations to the Company under the Participating Lease agreements.
(G) Represents pro forma overhead expenses, which include an estimate of the Lessees' salaries and benefits, professional fees, insurance costs and administrative expenses.

                        Report of Independent Auditors

Board of Directors and Shareholders
Patriot American Hospitality, Inc.

We have audited the accompanying Statement of Direct Revenue and Direct Operating Expenses of the Marriott WindWatch Hotel (the "Property") for the year ended December 29, 1995. This Statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Direct Revenue and Direct Operating Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Direct Revenue and Direct Operating Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Direct Revenue and Direct Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Direct Revenue and Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the direct revenue and direct operating expenses as described in Note 1 of the Marriott WindWatch Hotel for the year ended December 29, 1995, in conformity with generally accepted accounting principles.



                                    ERNST & YOUNG LLP
Dallas, Texas
April 10, 1996

                           Marriott WindWatch Hotel

          Statements of Direct Revenue and Direct Operating Expenses



                                                          PERIOD FROM     PERIOD FROM
                                                          DECEMBER 31,    DECEMBER 30,
                                         YEAR ENDED       1994 THROUGH    1995 THROUGH
                                         DECEMBER 29,       OCTOBER 6,    SEPTEMBER 24,
                                             1995              1995           1996
                                         ------------     ------------    -------------
                                                                   (unaudited)
DIRECT REVENUE FROM HOTEL OPERATIONS
Rooms                                     $ 9,981,666      $ 7,855,712      $ 7,978,294
Food and beverage                           7,602,352        5,546,586        5,488,525
Telephone and other                           545,023          597,441          429,692
                                          -----------      -----------      -----------
  Total direct revenue                     18,129,041       13,999,739       13,896,511
                                          -----------      -----------      -----------

DIRECT OPERATING EXPENSES
Departmental costs and expenses             9,028,804        6,889,181        6,602,667
General and administrative                  1,673,301        1,148,892        1,174,434
Repairs and maintenance                       979,538          720,978          789,031
Utilities                                   1,134,097          903,160          890,240
Advertising and promotion                   1,193,719          937,404          880,502
Management and incentive fees paid
  to affiliate                                906,453          669,987          683,843
Real estate and personal property taxes,
  and insurance                               944,437          798,780          791,909
                                          -----------      -----------      -----------
    Total direct operating expenses        15,860,349       12,068,382       11,812,626
                                          -----------      -----------      -----------
    Direct revenue in excess of direct
      operating expenses                  $ 2,268,692      $ 1,931,357        2,083,885
                                          ===========      ===========      ===========

See accompanying notes.

                            Mariott WindWatch Hotel

      Notes to Statements of Direct Revenue and Direct Operating Expenses

(Amounts and disclosures for the periods December 31, 1994 through October 6, 1995 and December 30, 1995 through September 24, 1996 are unaudited)

1. ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

The Marriott WindWatch Hotel (the "Property"), located in Hauppauge (Long Island), New York, is a full-service hotel with 362 guest rooms, and approximately 13,000 square feet of meeting space and two restaurants. The property is owned by Colony Hill Associates, LP, ("the Partnership") and is adjacent to an 18-hole golf course, also owned by the Partnership. The Partnership filed for bankruptcy protection in 1991, and continues to operate under Chapter 11 of the U.S. Bankruptcy code. On September 25, 1996, the Partnership sold the Property to Patriot American Hospitality Partnership, L.P.

BASIS OF PRESENTATION

The accompanying Statements of Direct Revenue and Direct Operating Expenses (the "Statements") have been prepared to substantially comply with the rules and regulations of the Securities and Exchange Commission for business combinations accounted for as a purchase. The accompanying Statements include revenue and expenses directly related to the operations of the Property as reflected in the records of the Property's management company. The accompanying Statements, rather than full audited financial statements, are presented for the Property because the Partnership that owns the Property maintains its financial records on a combined basis including the Property, a golf course, which was developed in conjunction with the hotel by the Partnership, a sewage treatment plant and undeveloped land. In addition, the Partnership filed for bankruptcy in 1991 under Chapter 11 of the U.S. Bankruptcy Code and financial records supporting the historical cost basis of the Property, debt or equity are not available from the owner. Because it is not practicable to obtain full audited financial statements for the Property, the presentation does not include all revenue and expenses of the Partnership, as they relate to the Property, such as: 1) interest or other income earned on investments of the Partnership; 2) depreciation expense related to long-lived and short-lived assets (including the Property and related improvements); 3) amortization expense related to organizational costs or other deferred expenses of the Partnership; 4) interest expense incurred on indebtedness of the Property and amortization of deferred loan costs; and 5) certain Partnership related general and administrative expenses. Therefore, the Statements are not representative of the actual operations of the Property for the period presented.

                           Marriott WindWatch Hotel

                     Notes to Statements of Direct Revenue
                   and Direct Operating Expenses (continued)

1. ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

FISCAL YEAR

The Property reports on a 52-week fiscal year (13 four-week periods) which ended on December 29, 1995 and included 364 days of operations. The periods ended October 6, 1995 and September 24, 1996 included 280 and 270 days of operations, respectively.

INTERIM UNAUDITED FINANCIAL INFORMATION

The accompanying Statements of Direct Revenue and Direct Operating Expenses for the periods ended October 6, 1995 and September 24, 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the Statements of Direct Revenue and Direct Operating Expenses for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CAPITALIZATION POLICY

Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized.

REVENUE RECOGNITION

Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within management's expectations.

SEASONALITY

The hotel industry is seasonal in nature. Historically, revenue at the Property has been greater in the second and third quarters of a calendar year.

                           Marriott WindWatch Hotel

                     Notes to Statements of Direct Revenue
                   and Direct Operating Expenses (continued)

3. COMMITMENTS

LAND LEASE

Land comprising a portion of the Property's parking lot is leased from Long Island Lighting Company ("LIL Co"). The lease requires annual rent of $30,000 and expires in 2021, with options to extend the lease for five five-year periods.

OPERATING LEASES

Equipment is leased under non-cancelable operating lease agreements expiring at varying intervals through November 2000. The following is a schedule of future minimum rental payments required under these leases as of December 29, 1995:

                              YEAR                             AMOUNT
                             ------                           --------
                              1996                             $25,739
                              1997                               9,387
                              1998                               9,069
                              1999                               5,566
                              2000                               5,102
                                                               -------
                                                               $54,863
                                                               =======

Rental expense (including the land lease) totalled $69,836 for the year ended December 29, 1995 and $31,998 and $40,273 for the periods ended October 6, 1995 and September 24, 1996, respectively, and is included in general and administrative expense in the accompanying Statement.

MANAGEMENT AND OTHER AGREEMENTS

The Partnership has an agreement with Marriott International, Inc. ("Marriott"), to manage the Property. The agreement expires in 2014 and contains provisions whereby Marriott may extend the agreement for five additional 10-year periods. Under the terms of the agreement, Marriott receives an annual basic management fee equal to 5% of gross receipts. In addition, in any year that the Property generates a profit, as defined in the agreement, an amount equal to the excess of 15% of the profit over the basic fee is payable (none paid in 1995 or 1996) to Marriott.

Pursuant to the management agreement, Marriott provides the Property certain services which are furnished generally on a central or regional basis to hotels in the Marriott chain. Marriott allocates the costs of providing these services among all hotels that receive the

                           Marriott WindWatch Hotel

                     Notes to Statements of Direct Revenue
                   and Direct Operating Expenses (continued)

3. COMMITMENTS (CONTINUED)

services. Services provided include sales, training, manpower development and management personnel relocation, central advertising and sales, reservations and computer, payroll and accounting services.

The costs allocated by Marriott for the year ended December 29, 1995, were as follows:

              Payroll taxes and benefits            $1,107,611
              Liability and self-insurance             329,949
              Advertising and promotional costs        170,413
              Travel agent commissions                 168,662
              Reservations                             136,351
              Printing and supplies                     95,147
              Employee training and relocation          82,542
              Property insurance                        16,564

4. TRANSACTIONS WITH AFFILIATES

The Partnership owns a local sewer plant that services the Property. The Property paid the Partnership for the services provided ($109,274 for the year ended December 29, 1995 and $84,991 and $81,956 for periods ended October 6, 1995 and September 24, 1996, respectively).

5. EMPLOYEE BENEFITS

Marriott maintains a 401(k) savings plan for all eligible employees. Under the 401(k) savings plan, eligible employees can make pre-tax contributions to the plan. No matching contribution is provided.

In addition, Marriott offers certain management employees a retirement plan, the costs of which are allocated to the Property by Marriott.

The Property is in close proximity to a former municipal landfill, which has been designated as a National Priorities List ("NPL") site by the United States Environmental Protection Agency ("EPA"). The Hotel property is downgradient of the NPL site. An environmental consultant reports that the current data relating to the NPL site does not suggest any groundwater contamination from the former landfill has migrated onto the Property. The environmental consultant also reports that it is unlikely that any groundwater

                           Marriott WindWatch Hotel

                     Notes to Statements of Direct Revenue
                   and Direct Operating Expenses (continued)

6. CONTINGENCIES (CONTINUED)

contamination from the former landfill will, in the future, migrate onto the Property resulting in contaminants above applicable action levels. Remediation activities by the municipality, under the supervision of the EPA and the New York State Department of Environmental Conservation ("DEC"), are ongoing but have not yet been completed. The DEC has indicated that it does not intend to pursue as potentially responsible parties nearby landowners whose property becomes contaminated as a result of off-site migration from the former landfill.

7. SUBSEQUENT EVENT

On September 25, 1996, the Partnership sold the Property to Patriot American Hospitality, L.P. ("Patriot") for approximately $30,200,000.

8. UNAUDITED FINANCIAL INFORMATION

The following supplemental financial information has been provided on an unaudited basis.

Patriot's estimated allocation of the purchase price including acquisition-related costs and purchase of net working capital assets will be $1,435,000 to net working capital assets acquired, $6,741,000 to land, $20,425,000 to building and improvements and $2,500,000 furniture, fixtures, and equipment (FF&E). Expected lives for building and improvements and FF&E are 35 years and 5 to 7 years, respectively.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Patriot American Hospitality, Inc.

We have audited the accompanying balance sheet of Concord O'Hare Limited Partnership, as of December 29, 1995, and the related statements of operations, partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Concord O'Hare Limited Partnership, as of December 29, 1995 and the results of its operations, changes in partners' capital and cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                 ERNST & YOUNG LLP
August 30, 1996
Dallas, Texas

                      Concord O'Hare Limited Partnership

                                Balance Sheets



                                               DECEMBER 29,   SEPTEMBER 23,
                                                   1995           1996
                                               ------------   -------------
                                                               (UNAUDITED)
ASSETS
Investment in hotel property, at cost
 Building and improvements                      $10,310,192     $10,310,192
 Furniture and equipment                          1,664,890       1,679,466
                                                -----------     -----------
                                                 11,975,082      11,989,658
Less accumulated depreciation                    (3,023,612)     (3,312,459)
                                                -----------     -----------
Net investment in hotel property                  8,951,470       8,677,199
Cash and cash equivalents                            20,526             --
Cash held in escrow                                 224,544         117,866
Investments, restricted                             789,045         789,045
Accounts receivable, net of allowance
 of $3,299 in 1995 and $11,589 in 1996              167,119          98,515
Inventories                                          59,087          49,452
Deferred expenses, net of accumulated
 amortization of $62,775 in 1995 and
 $69,648 in 1996                                     30,225          23,352
Prepaid expenses and other assets                    40,213          59,363
                                                -----------     -----------
                                                $10,282,229     $ 9,814,792
                                                ===========     ===========

LIABILITIES AND PARTNERS' CAPITAL
Mortgage notes payable                          $ 8,148,029     $ 8,105,440
Accrued real estate taxes                           529,362         439,712
Accounts payable and other accrued                  379,392         367,257
 liabilities
Due to affiliates                                   121,771         139,192
                                                -----------     -----------
                                                  9,178,554       9,051,601
Partners' capital                                 1,103,675         763,191
                                                -----------     -----------
                                                $10,282,229     $ 9,814,792
                                                ===========     ===========

See accompanying notes.

                      Concord O'Hare Limited Partnership

                           Statements of Operations



                                                    PERIOD FROM     PERIOD FROM
                                                    DECEMBER 31,    DECEMBER 30,
                                     YEAR ENDED     1994 THROUGH    1995 THROUGH
                                     DECEMBER 29,    OCTOBER 6,    SEPTEMBER 23,
                                         1995           1995            1996
                                     ------------   ------------   -------------
                                                            (UNAUDITED)
REVENUE
Rooms                                  $3,840,776     $2,978,488     $3,058,067
Food and beverage                         705,421        488,928        589,874
Telephone and other                       233,383        203,764        168,103
                                       ----------     ----------     ----------
 Total revenue                          4,779,580      3,671,180      3,816,044
                                       ----------     ----------     ----------

EXPENSES
Departmental costs and expenses         1,853,302      1,451,426      1,525,651
General and administrative                503,005        359,690        433,994
Repairs and maintenance                   272,404        210,990        225,861
Utilities                                 224,824        172,309        167,864
Marketing                                 444,754        340,900        342,950
Management fees                           139,565        107,972        150,602
Interest expense                          724,982        566,141        535,844
Real estate and personal property
 taxes, and insurance                     580,980        494,689        478,042
Depreciation and amortization             446,011        343,758        295,720
                                       ----------     ----------     ----------
 Total expenses                         5,189,827      4,047,875      4,156,528
                                       ----------     ----------     ----------
Net loss                               $ (410,247)    $ (376,695)    $ (340,484)
                                       ==========     ==========     ==========

See accompanying notes.

                      Concord O'Hare Limited Partnership

                        Statements of Partners' Capital



Balance at December 30, 1994                       $1,470,646
Contribution of partner payable to capital             90,000
Distributions                                         (46,724)
Net loss                                             (410,247)
                                                   ----------
Balance at December 29, 1995                        1,103,675
Net loss (unaudited)                                 (340,484)
                                                   ----------
Balance at September 23, 1996 (unaudited)          $  763,191
                                                   ==========

See accompanying notes.

                      Concord O'Hare Limited Partnership

                           Statements of Cash Flows

                                                          PERIOD FROM    PERIOD FROM
                                                         DECEMBER 31,    DECEMBER 30,
                                           YEAR ENDED    1994 THROUGH    1995 THROUGH
                                          DECEMBER 29,    OCTOBER 6,    SEPTEMBER 23,
                                              1995           1995            1996
                                          ------------   ------------   -------------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                     $(410,247)     $(376,695)      $(340,484)
Adjustments to reconcile net loss to net
 cash provided by operating activities
  Depreciation and amortization                446,011        343,758         295,720
Changes in assets and liabilities
    Cash held in escrow                        (16,212)      (145,620)        106,678
    Accounts receivable                        (29,460)        51,459          68,604
    Inventories                                 (2,820)        (5,800)          9,635
    Investments                                  6,674              -               -
    Prepaid expenses and other assets            1,183        (25,666)        (19,150)
    Accrued real estate taxes                    1,005        197,317         (89,650)
    Accounts payable and other
     accrued liabilities                        92,006        188,043         (12,135)
    Due to affiliates                          114,982         96,510          17,421
                                             ---------      ---------       ---------
Net cash provided by operating
 activities                                    203,122        323,306          36,639
                                             ---------      ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES
Improvements and additions to hotel
 property                                     (101,165)       (86,539)        (14,576)
                                             ---------      ---------       ---------
Net cash used in investing activities         (101,165)       (86,539)        (14,576)
                                             ---------      ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on mortgage note            (60,385)       (43,980)        (42,589)
Partner distributions                          (46,724)             -               -
                                             ---------      ---------       ---------
Net cash used in financing activities         (107,109)       (43,980)        (42,589)
                                             ---------      ---------       ---------

Net (decrease) increase in cash and cash
 equivalents                                    (5,152)       192,787         (20,526)
Cash and cash equivalents at beginning
 of period                                      25,678         25,678          20,526
                                             ---------      ---------       ---------
Cash and cash equivalents at end of
 period                                      $  20,526      $ 218,465       $       -
                                             =========      =========       =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
Cash paid during the year for interest       $ 727,368      $ 566,141       $ 535,844
                                             =========      =========       =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH
 FINANCING ACTIVITIES
Conversion of partner payable to capital     $  90,000      $       -       $       -
                                             =========      =========       =========

        See accompanying notes.

                      Concord O'Hare Limited Partnership

                         Notes to Financial Statements

 (amounts and disclosures for the periods December 31, 1994 through October 6, 1995 and December 30, 1995 through September 23, 1996 are unaudited)

1. ORGANIZATION

On December 28, 1987, Concord O'Hare Limited Partnership (the "Partnership") was formed under the limited partnership laws of the state of Delaware to acquire, own, and operate the Holiday Inn - Des Plaines Hotel, a full-service 242-room hotel located in Des Plaines, Illinois (the "Property"). On
September 24, 1996, the Partnership sold the Property to PAH-DT Chicago Partners, L.P., a subsidiary of Patriot American Hospitality Partnership, L.P.

INTERIM UNAUDITED FINANCIAL INFORMATION

The accompanying statements of operations for the periods ended October 6, 1995 and September 23, 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the statements of operations for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR

The Partnership reports on a 52-week fiscal year (13 four-week periods) which ended on December 29, 1995 and included 364 days of operations. The periods ended October 6, 1995 and September 23, 1996 included 280 and 269, days of operations, respectively.

CASH AND CASH EQUIVALENTS

All highly liquid investments with an original maturity date of three months or less when purchased are considered to be cash equivalents.

CASH HELD IN ESCROW

Cash held in escrow consists primarily of amounts escrowed for taxes.

INVENTORIES

Inventories, consisting of food, beverages, and linens are stated at cost which approximates market as determined on a first-in, first-out basis.

                      Concord O'Hare Limited Partnership

2. SUMMARY OF SIGNIFICANT ACOUNTING POLICIES (CONTINUED)

HOTEL PROPERTY

The hotel property is stated at the lower of cost or net realizable value. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of 31.5 years for building and improvements and seven to 10 years for furniture and equipment.

In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the Partnership would record impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. No such impairment losses have been recognized to date by the Partnership.

CAPITALIZATION POLICY

Maintenance and repairs are charged to operations as incurred; asset renewals and betterments are capitalized.

INVESTMENTS

Investments are comprised of certificates of deposit held with a bank which mature annually in October. The investments are pledged as collateral for one of the Partnership's mortgage notes payable.

DEFERRED EXPENSES

Deferred expenses consist of deferred franchise costs. Franchise costs are being amortized on a straight-line basis over the 10-year term of the agreement.

INCOME TAXES

The Partnership is not subject to federal or state income taxes; however, it must file informational income tax returns and the partners must take income or loss of the Partnership into consideration when filing their respective tax returns.

                      Concord O'Hare Limited Partnership

REVENUE RECOGNITION

Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within management's expectations.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. CONCENTRATIONS OF CREDIT RISK

At December 29, 1995, the Partnership had investments with a bank in excess of the Federal Deposit Insurance Corporation's insured limit by $689,044.

During 1995, the Partnership contracted with a major airline to provide the airline's employees with rooms at a discounted rate considerably lower than the hotel's transient or other group rates. The contracted rooms made up approximately 33% of the occupied rooms and approximately 20% of the room revenue during the year. The contract expired in May 1996 and has not been renewed.

4. MORTGAGE NOTES PAYABLE

Mortgage notes payable are cross collateralized and cross defaulted and consist of the following:

A note payable to Charter One Bank is collateralized by the Property with monthly payments of principal and interest based on 3.25% above the weekly average yield on United States Treasury securities, as defined (8.84% at December 29, 1995), reset the first day of July each year with a 30-year amortization from each reset date through maturity at June 30, 1997, at which time all outstanding principal and accrued interest is due. As of December 29, 1995, the outstanding balance on the note was $6,567,083.

                      Concord O'Hare Limited Partnership

A second note payable to Charter One Bank is collateralized by the Property, a pledge of land parcels owned by an affiliate, a pledge of income producing real property, and a pledge of the Partnership's investments. The terms of the note call for quarterly payments of interest only at rates based on Citibank prime (8.75% at December 29, 1995) for the first $788,750 of outstanding principal, and Citibank prime plus 1% for outstanding principal above $788,750. The loan matures June 30, 1997, at which time all outstanding principal and accrued interest is due. As of December 29, 1995, the outstanding balance of the note was $1,580,946.

5. COMMITMENTS

OPERATING LEASES

Vehicles are leased under noncancellable operating leases expiring at varying intervals through September of 1997.

Future minimum payments required under these leases subsequent to December 29, 1995 are as follows:

                              YEAR             AMOUNT
                             ------           --------
                              1996             $37,728
                              1997              17,040
                                               -------
                                               $54,768
                                               =======

Rental expense incurred under these leases was approximately $33,661 during the year ended December 29, 1995, and $24,991 and $28,153 for the periods ended October 6, 1995 and September 23, 1996, respectively.

OTHER LEASE AGREEMENTS

The Property leases space for a gift shop to a third party. The lease expires April 30, 1998, and calls for monthly lease payments of $800 which increase annually by the Consumer Price Index. Income under the lease was $6,400 for the year ended December 29, 1995, and $4,800 and $7,272 for the periods ended October 6, 1995 and September 23, 1996, respectively, and is included in telephone and other income in the accompanying financial statements.

                      Concord O'Hare Limited Partnership

FRANCHISE AGREEMENT

Under the terms of the hotel franchise agreement expiring in March 1999, payment of royalty fees, marketing fees, reservation fees and other fees are payable monthly. Fees are generally computed based on percentages of gross room revenues. Total fees incurred for these services were approximately $249,650 during the year ended December 29, 1995, and $193,692 and $198,389 for the periods ended October 6, 1995 and September 23, 1996, respectively.

HOTEL MANAGEMENT

The Property is currently operated under a management agreement with Lane Hospitality, a third party. The management agreement provides for a term of 10 years expiring April 2001. Base management fees are based on 3% of gross revenues, as defined. Lane Hospitality is also entitled to receive an incentive management fee equal to 15% of net operating income, as defined, less the base management fee. Base management fees were $139,565 for the year ended December 29, 1995, and $107,972 and $150,602 for the periods ended October 6, 1995 and September 23, 1996, respectively. No incentive management fees were earned during 1995 or 1996.

Additionally, the management agreement provides for a monthly accounting fee equal to 0.5% of gross revenues, as defined. Accounting fees were $23,261 for the year ended December 29, 1995, and $17,996 and $25,063 for periods ended October 6, 1995 and September 23, 1996, respectively, which are included in general and administrative expenses.

6. RELATED PARTY TRANSACTIONS

The Partnership has agreed to pay its general partner a partnership management fee in the amount of 1% of revenues for its management services plus an additional fee for administration of the Partnership. Partnership management fees were $77,898 during the year ended December 29, 1995, and $52,307 and $57,422 for the periods ended October 6, 1995 and September 23, 1996, respectively, and is included in general and administrative expenses in the accompanying financial statements. As of December 29, 1995, the Partnership owed its general partner $121,771 for these fees.

                      Concord O'Hare Limited Partnership

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107 requires disclosure about fair value for all financial instruments whether or not recognized, for financial statement purposes. Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 29, 1995. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts which could be realized on disposition of financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Management estimates that the fair value of (i) investments, accounts receivable, accounts payable and accrued expenses approximate carrying value due to the relatively short maturity of these instruments; and (ii) mortgage notes payable approximate carrying value based upon the Partnership's effective borrowing rate for issuance of debt with similar terms and remaining maturities.

8. SUBSEQUENT EVENT

On September 24, 1996, the Partnership sold the Property and the related hotel assets as specified in the sales contract to PAH-DT Chicago Partners, L.P., a subsidiary of Patriot American Hospitality Partnership, L.P., for approximately $8,500,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Patriot American Hospitality, Inc.:

We have audited the accompanying Statement of Direct Revenue and Direct Operating Expenses of the Holiday Inn Miami Airport (the "Property") for the year ended August 31, 1996. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Direct Revenue and Direct Operating Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Direct Revenue and Direct Operating Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Direct Revenue and Direct Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Direct Revenue and Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the report on Form 8-K of Patriot American Hospitality, Inc. as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the direct revenue and direct operating expenses as described in Note 1 of the Holiday Inn Miami Airport for the year ended August 31, 1996, in conformity with generally accepted accounting principles.


                                        /s/ Coopers & Lybrand L.L.P.

Dallas, Texas
October 15, 1996

                           HOLIDAY INN MIAMI AIRPORT
                         STATEMENTS OF DIRECT REVENUE
                         AND DIRECT OPERATING EXPENSES


                                                            Year        Twelve Months     Nine Months
                                                            Ended           Ended            Ended
                                                          August 31,     December 31,     September 30,
                                                             1996            1995             1996
                                                          ----------    -------------     -------------
                                                                         (unaudited)      (unaudited)
Direct revenue from hotel operations:
  Rooms                                                   $3,642,115       $3,939,762        $2,786,982
  Food and beverage                                          489,083          574,132           372,240
  Telephone and other                                        237,782          239,947           186,374
                                                          ----------       ----------        ----------

     Total direct revenue                                  4,368,980        4,753,841         3,345,596
                                                          ----------       ----------        ----------

Direct operating expenses:
  Departmental costs and expenses                          1,004,988        1,039,538           778,386
  Food and beverage                                          539,860          572,926           421,460
  General and administrative                                 360,867          316,502           287,107
  Repairs and maintenance                                    271,453          272,603           205,988
  Utilities                                                  300,741          288,155           227,179
  Advertising and promotion                                  175,736          174,428           138,167
  Franchise fees                                             259,609          283,484           195,164
  Management fees paid to affiliate                           82,726           90,332            63,287
  Real estate and personal property taxes, and
    insurance                                                267,732          273,632           199,399
                                                          ----------       ----------        ----------
     Total direct operating expenses                       3,263,712        3,311,600         2,516,137
                                                          ----------       ----------        ----------

          Direct revenue in excess of direct
             operating expenses                           $1,105,268       $1,442,241        $  829,459
                                                          ==========       ==========        ==========

The accompanying notes are an integral part of these financial statements.

                           HOLIDAY INN MIAMI AIRPORT
                     NOTES TO STATEMENTS OF DIRECT REVENUE
                         AND DIRECT OPERATING EXPENSES



1.  ORGANIZATION AND BASIS OF PRESENTATION:
    ---------------------------------------

     ORGANIZATION
     ------------

     The Holiday Inn Miami Airport (the "Property"), located in Miami, Florida, is a full-service hotel with 264 guest rooms, approximately 5,668 square feet of meeting space and a restaurant which is operated by the hotel. The Property was constructed in 1978 and is owned by the Hernando Realty Corporation (the "Corporation").

     BASIS OF PRESENTATION
     ---------------------

     The accompanying Statements of Direct Revenue and Direct Operating Expenses (the "Statements") have been prepared to substantially comply with the rules and regulations of the Securities and Exchange Commission for business combinations accounted for as a purchase. The accompanying Statements include revenue and expenses directly related to the operations of the Property as reflected in the records of the Property's management company. The accompanying Statements, rather than full audited financial statements, are presented for the Property because the Property was acquired from an unaffiliated third party in a negotiated transaction and records that supported historical costs, indebtedness and equity of the Property were unavailable. Because it was not practicable to obtain full audited financial statements for the Property, the presentation does not include all revenue and expenses of the Corporation, as they relate to the Property, such as (1) interest or other income earned on investments of the Corporation, (2) depreciation expense related to long-lived and short-lived assets (including the Property and related improvements), (3) amortization expense related to organizational costs or other deferred expenses of the Corporation, (4) interest expense incurred on indebtedness of the Property and amortization of deferred loan costs, and (5) certain Corporation related general and administrative expenses. Therefore, the Statements are not representative of the actual operations of the Property for the periods presented. Included in Note 7 is certain unaudited financial information related to the items discussed above.

     INTERIM UNAUDITED FINANCIAL INFORMATION
     ---------------------------------------

     The accompanying Statements of Direct Revenue and Direct Operating Expenses for the twelve months ended December 31, 1995 and the eight months ended August 31, 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the Statements of Direct Revenue and Direct Operating Expenses for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

                           HOLIDAY INN MIAMI AIRPORT
                     NOTES TO STATEMENTS OF DIRECT REVENUE
                   AND DIRECT OPERATING EXPENSES, CONTINUED


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -------------------------------------------

     CAPITALIZATION POLICY
     ---------------------

     Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized.

     REVENUE RECOGNITION
     -------------------

     Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within management's expectations.

     SEASONALITY
     -----------

     The hotel industry is seasonal in nature. Generally, revenue at the Property is greater in the first and second quarters of a calendar year.

     USE OF ESTIMATES
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses. Actual results could differ from those estimates.


3.  COMMITMENTS AND CONTINGENCIES:
    ------------------------------

     Franchise costs represent the annual expense for franchise royalties, reservation and marketing services under the terms of a hotel franchise agreement that expires on December 1, 2002. The agreement provides for a royalty fee of 4% of gross room revenue, a marketing and reservation contribution of 2.5% of gross room revenue, and certain additional fees.

                           HOLIDAY INN MIAMI AIRPORT
                     NOTES TO STATEMENTS OF DIRECT REVENUE
                   AND DIRECT OPERATING EXPENSES, CONTINUED


4.  TRANSACTIONS WITH AFFILIATES:
    -----------------------------

     The Corporation has entered into a management agreement with an affiliate to manage the operations of the Property. The agreement can be terminated by either party on August 31 upon prior 30 day written notice. Management fees are based on 2.0% of total direct revenues.


5.  EMPLOYEE BENEFIT PLAN:
    ----------------------

     The Corporation maintains a defined benefit savings plan for all eligible employees. Corporation contributions are based on the participating employees' compensation reduced by any forfeitures in the plan. Vesting begins after three years with 100% vesting after seven years. The Corporation's contributions were $45,683 for 1996.


6.  SUBSEQUENT EVENT:
    -----------------

     On September 26, 1996, the Corporation sold the Property to Patriot American Hospitality Partnership, L.P. ("Patriot") for approximately $12.5 million. The purchase was funded from the Company's line of credit.


7.  UNAUDITED FINANCIAL INFORMATION:
    --------------------------------

     The following supplemental financial information has been provided by the Property's management company on an unaudited basis for certain of those expenses which have been omitted from the accompanying Statement. Supporting information was not provided by the owner.

     The records of the Property's management company reflect interest expense related to mortgage and other debt of $316,795 for the year ended August 31, 1996.

     Additions to furniture, fixtures and equipment ("FF&E") for the Property totaled $133,778 for the year ended August 31, 1996. Depreciation expense related to FF&E is computed using the straight-line method based on estimated useful lives ranging from five to ten years. Estimated depreciation expense related to FF&E was $486,341 for the year ended August 31, 1996.

                           HOLIDAY INN MIAMI AIRPORT
                     NOTES TO STATEMENTS OF DIRECT REVENUE
                   AND DIRECT OPERATING EXPENSES, CONTINUED


     Patriot's estimated allocation of the purchase price will be $1.8 million to land, $9.0 million to building and improvements, and $1.7 million to FF&E. Expected lives for the building and improvements and FF&E are thirty-five years and five to seven years, respectively.

                        Report of Independent Auditors

Board of Directors and Shareholders
Patriot American Hospitality, Inc:

We have audited the accompanying Statement of Direct Revenue and Direct Operating Expenses of the Mayfair Suites Hotel (the "Property") for the year ended December 31, 1995. This statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Direct Revenue and Direct Operating Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement of Direct Revenue and Direct Operating Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Direct Revenue and Direct Operating Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Direct Revenue and Direct Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the direct revenue and direct operating expenses as described in Note 1 of Mayfair Suites Hotel for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


                                 ERNST & YOUNG LLP
Dallas, Texas
September 10, 1996

                             Mayfair Suites Hotel

          Statements of Direct Revenue and Direct Operating Expenses


                                           YEAR ENDED      NINE MONTHS ENDED
                                          DECEMBER 31,       SEPTEMBER 30,
                                              1995         1995         1996
                                          ------------   ----------   ----------
                                                               (UNAUDITED)

DIRECT REVENUE FROM HOTEL OPERATIONS
Rooms                                       $3,164,625   $2,445,246   $2,514,686
Food and beverage                              846,754      614,607      585,989
Telephone                                      203,059      150,702      138,498
Other                                          223,041      163,191      150,232
                                            ----------   ----------   ----------
    Total direct revenue                     4,437,479    3,373,746    3,389,405
                                            ----------   ----------   ----------

DIRECT OPERATING EXPENSES
Departmental costs and expenses              2,045,688    1,514,832    1,574,668
General and administrative                   1,014,082      755,363      508,579
Repairs and maintenance                        303,768      221,789      253,773
Utilities                                      237,909      188,788      210,871
Advertising and promotion                      520,743      355,667      326,278
Management fees                                155,312      118,723      144,510
Real estate and personal property taxes,
  and insurance                                 74,267       59,564       74,255
                                            ----------   ----------   ----------
    Total direct operating expenses          4,351,769    3,214,726    3,092,934
                                            ----------   ----------   ----------
    Direct revenue in excess of direct
      operating expenses                    $   85,710   $  159,020   $  296,471
                                            ==========   ==========   ==========

See accompanying notes.

                             Mayfair Suites Hotel

      Notes to Statements of Direct Revenue and Direct Operating Expenses

              (Amounts and disclosures for the nine months ended
                  September 30, 1995 and 1996 are unaudited)

1. ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

The Mayfair Suites (the "Property"), located in St. Louis, Missouri, is a full-service hotel with 184 guest rooms. The Property is owned by Mayfair Operating Corporation (the "Corporation"). On September 30, 1996, the Corporation sold the Property to Patriot American Hospitality Partnership, L.P.

BASIS OF PRESENTATION

The accompanying Statements of Direct Revenue and Direct Operating Expenses (the "Statements") have been prepared to substantially comply with the rules and regulations of the Securities and Exchange Commission for business combinations accounted for as a purchase. The accompanying Statements include revenue and expenses directly related to the operations of the Property as reflected in the records of the Property's management company. The accompanying Statements, rather than full audited financial statements, are presented for the Property because the Property was acquired in a negotiated transaction from an unaffiliated third party which acquired the Property through foreclosure. Consequently, financial records supporting the historical cost basis of the Property indebtedness and equity were not available from the prior owner. Because it was not practicable to obtain full audited financial statements for the Property, the presentation does not include all revenue and expenses of the Corporation, as they relate to the Property, such as: 1) interest or other income earned on investments of the Corporation; 2) depreciation expense related to long-lived and short-lived assets (including the Property and related improvements); 3) amortization expense related to organizational costs or other deferred expenses of the Corporation; 4) interest expense incurred on indebtedness of the Property and amortization of deferred loan costs; and 5) certain Corporate related general and administrative expenses and corporate taxes. Therefore, the Statements are not representative of the actual operations of the Property for the period presented. Included in Note 6 is certain unaudited financial information related to the items discussed above.

INTERIM UNAUDITED FINANCIAL INFORMATION

The accompanying Statements of Direct Revenue and Direct Operating Expenses for the nine months ended September 30, 1995 and 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the Statements of Direct Revenue and Direct

                             Mayfair Suites Hotel

      Notes to Statements of Direct Revenue and Direct Operating Expenses
                                  (continued)

1. ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Operating Expenses for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CAPITALIZATION POLICY

Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized.

REVENUE RECOGNITION

Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible. Such losses have been within management's expectations.

3. COMMITMENTS AND CONTINGENCIES

MANAGEMENT AGREEMENT

During 1995 the Property was operated under a management agreement with Doubletree Hotels Corporation ("Doubletree"). The agreement was for a term of approximately 15 years expiring January 31, 2007. Management fees were based on 3.5% of gross revenue, as defined. In addition, the agreement provided for an incentive management fee equal to 5% of net operating income in excess of $1,900,000, as defined, to be paid annually. No incentive management fees were earned during 1995 or 1996.

In June of 1996, the management agreement with Doubletree was terminated. Effective July 1, 1996, the Corporation entered into a management agreement with Waterford Hotel Group ("Waterford") to manage the operations of the Property. Management fees will be based on 2.5% of total sales, as defined. Waterford will also be entitled to an incentive management fee equal to 25% of net operating income, as defined, in excess of $1,000,000. No incentive management fees were earned during 1996.

In addition to the base and incentive fees described above, Waterford also earned a Start-Up fee, as defined, of $35,000 in 1996.

                             Mayfair Suites Hotel

      Notes to Statements of Direct Revenue and Direct Operating Expenses
                                  (continued)

3. COMMITMENTS AND CONTINGENCIES (CONTINUED)

CONTINGENCIES

The Corporation has been subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of these matters can not be predicted with certainty, management believes that the final outcome of such matters will not have a material adverse effect on the financial position or results of operations of the Corporation.

4. EMPLOYEE BENEFITS

Doubletree maintains a 401(k) savings plan for all eligible employees. Under this plan, eligible employees can make pre-tax contributions to the plan ranging from 1% to 18% of their annual compensation up to a maximum of $9,240 (subject to certain exceptions for highly compensated employees). Doubletree matches 100% of the employee's contribution up to 3% of their total compensation. Eligibility for participation in the plan is based on the employee's completion of one year of eligible service, as defined. Contributions by Doubletree were approximately $15,000 for the year ended December 31, 1995 and are included in general and administrative expenses in the accompanying Statements

5. SUBSEQUENT EVENTS (UNAUDITED)

On September 30, 1996, the Corporation sold the Property and related assets to Patriot American Hospitality Partnership, L.P. ("Patriot") for approximately $8,600,000.

6. UNAUDITED FINANCIAL INFORMATION

The following supplemental financial information has been provided by the Property's management company on an unaudited basis for certain of those expenses which have been omitted from the accompanying Statements. Supporting information was not provided by the owner.

The records of the Property's management company reflect interest expense related to mortgage and other debt of approximately $2,530,000 for the year ended December 31, 1995. The Corporation incurred owner related expenses of $81,517 for the year ended December 31, 1995.

                             Mayfair Suites Hotel

      Notes to Statements of Direct Revenue and Direct Operating Expenses
                                  (continued)

6. UNAUDITED FINANCIAL INFORMATION (CONTINUED)

Additions to furniture, fixtures and equipment ("FF&E") for the Property totalled $174,620 for the year ended December 31, 1995. Depreciation expense related to FF&E is computed using the straight-line method based on estimated useful lives ranging from three to seven years. Estimated depreciation expense related to FF&E was $304,000 for the year ended December 31, 1995.

Patriot's estimated allocation of the purchase price (including acquisition-related costs) will be $250,000 to land, $7,610,000 to building and improvements and $950,000 to FF&E. Expected lives for the building and improvements and FF&E are 35 years and five to seven years, respectively.

                          INDEPENDENT AUDITOR'S REPORT


To the Partners
Historic Hotel Partners of Birmingham Limited Partnership


We have audited the balance sheets of Historic Hotel Partners of Birmingham Limited Partnership as of December 31, 1995 and 1994, and the related statements of operations, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Historic Hotel Partners of Birmingham Limited Partnership at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



March 1, 1996                                   /s/ PANNELL KERR FORSTER PC

          HISTORIC HOTEL PARTNERS OF BIRMINGHAM, LIMITED PARTNERSHIP

                                BALANCE SHEETS



                                    ASSETS

                                                                             DECEMBER 31
                                                                  --------------------------------
                                                                     1995                   1994
                                                                  ----------            ----------
Current assets
    Cash                                                          $   89,287            $  193,078
    Accounts receivable (net of an allowance
      for doubtful accounts of $249 for 1995
      and $5,000 for 1994)                                           280,890               220,838
    Prepaid expenses                                                  60,097                81,607
                                                                  ----------            ----------
           Total current assets                                      430,274               495,523
                                                                  ----------            ----------
Property and equipment (net) (note 2)                              4,642,728             4,810,757
                                                                  ----------            ----------

Other assets
    Deposits                                                          47,205                47,205
    Organization costs (net of accumulated
      amortization of $32,826 for 1995
      and $28,456 for 1994)                                            8,010                12,380
                                                                  ----------            ----------
           Total other assets                                         55,215                59,585
                                                                  ----------            ----------
                                                                  $5,128,217            $5,365,865
                                                                  ==========            ==========


                                 LIABILITIES AND PARTNERS' DEFICIT


  Current liabilities

     Accounts payable                                              $  148,586           $  120,084
     Taxes payable and accrued                                         19,133               14,202
     Accrued expenses                                                  77,059               86,580
     Advance deposits                                                  17,133                  270
     Current portion of long-term debt (note 3)                       254,849              237,393
                                                                   ----------           ----------
        Total current liabilities                                     516,760              458,529

  Long-term debt, net of current
     portion  (note 3)                                              3,571,388            3,826,232
                                                                   ----------           ----------
        Total liabilities                                           4,088,148            4,284,761

  Commitments (notes 4 and 5)

  Partners' equity                                                  1,040,069            1,081,104
                                                                   ----------           ----------
                                                                   $5,128,217           $5,365,865
                                                                   ==========           ==========


See notes to financial statements

          HISTORIC HOTEL PARTNERS OF BIRMINGHAM, LIMITED PARTNERSHIP

                           STATEMENTS OF OPERATIONS

                                                              YEARS ENDED
                                                              DECEMBER 31
                                                       -------------------------
                                                          1995           1994
                                                       ----------     ----------
Revenues
      Rooms                                            $3,407,204     $3,142,837
      Telephone                                           129,698        137,303
      Parking                                              37,639         41,690
      Other                                               200,396        225,461
                                                       ----------     ----------

              Total revenues                            3,774,937      3,547,291
                                                       ----------     ----------

Departmental expenses
      Rooms                                               973,395        864,845
      Telephone                                            94,900         98,860
      Parking                                              36,963         35,790
                                                       ----------     ----------

              Total departmental expenses               1,105,258        999,495
                                                       ----------     ----------

              Gross operating income                    2,669,679      2,547,796
                                                       ----------     ----------

Unallocated expenses
      Administrative and general
        Hotel                                             281,803        272,054
        Partnership                                        40,686         44,353
      Credit card commissions                              60,461         61,294
      Sales and marketing                                 393,122        384,655
      Repairs and maintenance                             308,841        235,211
      Utilities                                           270,196        279,129
      Management fees                                     263,516        247,457
                                                       ----------     ----------

              Total unallocated expenses                1,618,625      1,524,153
                                                       ----------     ----------

              Gross operating profit                    1,051,054      1,023,643
                                                       ----------     ----------

Capital expenses
      Rent, taxes and insurance                            96,701         85,538
      Interest                                            174,858        134,100
      Depreciation and amortization                       320,530        254,749
                                                       ----------     ----------

              Total capital expenses                      592,089        474,387
                                                       ----------     ----------

              Net income                               $  458,965     $  549,256
                                                       ==========     ==========


See notes to financial statements

          HISTORIC HOTEL PARTNERS OF BIRMINGHAM, LIMITED PARTNERSHIP

                        STATEMENTS OF PARTNERS' EQUITY


                                                          YEARS ENDED
                                                          DECEMBER 31
                                                -------------------------------
                                                    1995                1994
                                                -----------         -----------
Balance, beginning of year                      $ 1,081,104         $ 1,031,848

Net income for the year                             458,965             549,256

Distributions to Partners                          (500,000)           (500,000)
                                                -----------         -----------

Balance, end of year                            $ 1,040,069         $ 1,081,104
                                                ===========         ===========








See notes to financial statements

          HISTORIC HOTEL PARTNERS OF BIRMINGHAM, LIMITED PARTNERSHIP

                           STATEMENTS OF CASH FLOWS
                          INCREASE (DECREASE) IN CASH


                                                                   YEARS ENDED
                                                                   DECEMBER 31
                                                             ----------------------
                                                                1995         1994
                                                             ---------    ---------
Cash flows from operating activities
      Net income                                             $ 458,965    $ 549,256
      Adjustments to reconcile net income to
        net cash provided by operating activities:
          Depreciation and amortization                        320,530      254,749
          Changes in assets and liabilities
              Accounts receivable                              (60,052)     (76,342)
              Prepaid expenses                                  21,510      (14,758)
              Deposits                                            --        (42,000)
              Accounts payable                                  28,503      (75,898)
              Taxes payable and accrued                          4,931      (25,396)
              Accrued expenses                                  (9,521)      10,505
              Advance deposits                                  16,863         (215)
                                                             ---------    ---------

                 Net cash provided by operating
                    activities                                 781,729      579,901
                                                             ---------    ---------

Cash flows from investing activities
      Acquisition of property and equipment                   (148,132)    (157,309)

Cash flows from financing activities
      Principal payments on long term debt                    (237,388)    (223,424)
      Distributions to partners                               (500,000)    (500,000)
                                                             ---------    ---------

                 Net cash (used) by financing
                    activities                                (737,388)    (723,424)
                                                             ---------    ---------

Net (decrease) increase in cash                               (103,791)    (300,832)

Cash at beginning of year                                      193,078      493,910
                                                             ---------    ---------

Cash at end of year                                             89,287      193,078
                                                             ---------    ---------

Supplemental disclosure of cash flow information:
      Cash paid for interest                                 $ 172,536    $ 131,337
                                                             ---------    ---------





See notes to financial statements

           HISTORIC HOTEL PARTNERS OF BIRMINGHAM, LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

Note 1 - Operations and summary of significant accounting policies
------------------------------------------------------------------

Operations
----------

Historic Hotel Partners of Birmingham Limited Partnership, a Delaware limited partnership, holds a leasehold interest in and operates the Tutwiler Hotel in Birmingham, Alabama.

Property and equipment
----------------------

Depreciation is computed using the straight-line and accelerated methods over the following estimated useful lives:

                   Building and improvements  15 - 40 years
                   Furniture and equipment    3 - 8 years

Depreciation expense totaled $316,161 and $242,372 in 1995 and 1994, respectively.

Amortization
------------

Organization costs, pre-opening costs, and mortgage loan fees are amortized on a straight-line basis over the following periods:

                   Organization costs - five years
                   Pre-opening costs - two years
                   Mortgage loan fees - term of the related loan

Income taxes
------------

Provision for Federal and state income taxes is not reflected in the financial statements since partners are taxed individually on their share of Partnership income or loss.

Statements of cash flows
------------------------

The Partnership defines cash and equivalents as cash on hand, demand deposits at banks, and short-term highly liquid investments with an initial maturity of three months or less. At various times throughout the year, the Partnership has amounts on deposit with one financial institution in excess of federally insured limits.

           HISTORIC HOTEL PARTNERS OF BIRMINGHAM, LIMITED PARTNERSHIP

                               DECEMBER 31, 1995

Note 1 - Operations and summary of significant accounting policies (continued)
------------------------------------------------------------------------------

Financial statement estimates
-----------------------------

The preparation of financial statements in conformity with generally accepted accounting procedures requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications
-----------------

Certain items in the 1994 financial statements have been reclassified to conform with the 1995 presentation. These reclassifications have no effect on the 1994 net income as previously reported.

Note 2 - Property and equipment
-------------------------------

Property and equipment  is stated at cost and consists of the following:

                                                   December 31
                                           ---------------------------
                                              1995             1994
                                           ----------       ----------

        Land improvements                  $    1,045       $    1,045
        Building                            4,262,608        4,233,810
        Furniture, fixtures and equipment   1,225,707        1,109,368
                                           ----------       ----------
                                            5,489,360        5,344,223
        Less accumulated depreciation        (846,632)        (533,466)
                                           ----------       ----------
        Net property and equipment         $4,642,728       $4,810,757
                                           ==========       ==========


Note 3 - Long-term debt
-----------------------

Substantially all property and equipment is pledged as collateral for the Partnership's portion of mortgage revenue bonds that mature December 16, 2006. Interest accrues at a variable rate based on the rate used by the remarketing agent which approximated three percent in both 1995 and 1994. The loan requires quarterly payments of interest plus principal amounts that escalate at 69.822 percent of scheduled bond redemptions.

Scheduled maturities for the next five years are: 1996-$254,849; 1997-$268,813; 1998-$286,268; 1999-$303,724; and, 2000-$321,179.

           HISTORIC HOTEL PARTNERS OF BIRMINGHAM, LIMITED PARTNERSHIP

                               DECEMBER 31, 1995

Note 4 - Ground lease
---------------------

Under the terms of a Cancellation of Rent Obligations and Automatic Extension of Lease Term Agreement dated November 29, 1989, the Partnership is granted rent free use of the ground underlying the Hotel through November 30, 2035.

Note 5 - Related party transactions
-----------------------------------

The Hotel is managed, under an agreement that expires October 30, 2002, by an affiliate under common control. The management agreement provides for base management fees equal to four percent of gross revenues of the Hotel and an incentive management fee equal to ten percent of net income, as defined. In addition to the management fees, the management company receives one percent of gross revenues for chain services which includes advertising, sales, purchases and similar services.

Expenses under this agreement were as follows:

                                     1995          1994
                                   --------      --------
        Base management fee        $150,998      $141,892
        Incentive management fee     74,769        70,092
        Chain services               37,749        35,473
                                   --------      --------

                                   $263,516      $247,457
                                   --------      --------


Charges by another affiliate under common control for marketing services were $25,849 and $21,753 for the years ended December 31, 1995 and 1994, respectively.

Note 6 - Pension plan
---------------------

During 1995, the affiliate management company (note 5) established a 401(K) plan. All employees of the Partnership who meet certain age and length of service requirements are eligible to participate in the plan. Employees can contribute from one percent to fifteen percent of base compensation as a salary reduction contribution to the plan. The Partnership does not contribute to the plan.

                        INDEPENDENT ACCOUNTANT'S REPORT


To the Partners
Historic Hotel Partners of Birmingham,
Limited Partnership

We have reviewed the accompanying balance sheet of Historic Hotel Partners of Birmingham, Limited Partnership as of September 29, 1996, and the related statements of operations, partners' equity, and cash flows for the nine months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Historic Hotel Partners of Birmingham, Limited Partnership.

A review consists principally of inquiries of management personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.




                                      /s/  PANNELL KERR FORSTER PC

October 23, 1996

           HISTORIC HOTEL PARTNERS OF BIRMINGHAM, LIMITED PARTNERSHIP
                        (SEE ACCOUNTANT'S REVIEW REPORT)
                                  BALANCE SHEET

                               SEPTEMBER 29, 1996

                                      ASSETS

Current assets
    Cash                                                                 $  370,949
    Accounts receivable (net of an allowance
      for doubtful accounts of $2,354)                                      503,605
    Prepaid expenses                                                         71,474
                                                                         ----------

           Total current assets                                             946,028
                                                                         ----------
Property and equipment (net) (note 2)                                     4,578,994
                                                                         ----------

Other assets
    Deposits                                                                 47,205
    Organization costs (net of accumulated
      amortization of $36,104)                                                4,732
                                                                         ----------

           Total other assets                                                51,937
                                                                         ----------

                                                                         $5,576,959
                                                                         ==========


                        LIABILITIES AND PARTNERS' DEFICIT

 Current liabilities
   Accounts payable                                                      $  122,567
   Taxes payable and accrued                                                 29,624
   Accrued expenses                                                         148,322
   Advance deposits                                                          18,450
   Current portion of long-term debt (note 3)                               262,991
                                                                         ----------

           Total current liabilities                                        581,954

 Long-term debt, net of current
   portion  (note 3)                                                      3,563,246
                                                                         ----------
           Total liabilities                                              4,145,200

 Commitments (notes 4 and 5)

 Partners' equity                                                         1,431,759
                                                                         ----------


                                                                         $5,576,959
                                                                         ==========


See notes to financial statements

           HISTORIC HOTEL PARTNERS OF BIRMINGHAM, LIMITED PARTNERSHIP
                        (SEE ACCOUNTANT'S REVIEW REPORT)
                             STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 29, 1996

Revenues
      Rooms                                                           $2,854,772
      Telephone                                                          101,681
      Parking                                                             45,081
      Other                                                              146,275
                                                                      ----------

              Total revenues                                           3,147,809
                                                                      ----------

Departmental expenses
      Rooms                                                              777,927
      Telephone                                                           74,300
      Parking                                                             29,691
                                                                      ----------

              Total departmental expenses                                881,918
                                                                      ----------

              Gross operating income                                   2,265,891
                                                                      ----------

Unallocated expenses
      Administrative and general
        Hotel                                                            226,449
        Partnership                                                       32,271
      Credit card commissions                                             53,891
      Sales and marketing                                                266,157
      Repairs and maintenance                                            190,434
      Utilities                                                          202,242
      Management fees                                                    157,390
                                                                      ----------

              Total unallocated expenses                               1,128,834
                                                                      ----------

              Gross operating profit                                   1,137,057
                                                                      ----------

Capital expenses
      Rent, taxes and insurance                                           64,934
      Interest                                                           109,902
      Depreciation and amortization                                      220,531
                                                                      ----------

              Total capital expenses                                     395,367
                                                                      ----------

              Net income                                              $  741,690
                                                                      ==========


See notes to financial statements

           HISTORIC HOTEL PARTNERS OF BIRMINGHAM, LIMITED PARTNERSHIP
                        (SEE ACCOUNTANT'S REVIEW REPORT)
                          STATEMENT OF PARTNERS' EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 29, 1996

Balance, December 31, 1995                                          $ 1,040,069

Net income for the nine months ended September 29, 1996                 741,690

Distributions to Partners                                              (350,000)
                                                                    -----------

Balance, September 29, 1996                                         $ 1,431,759
                                                                    ===========




See notes to financial statements

           HISTORIC HOTEL PARTNERS OF BIRMINGHAM, LIMITED PARTNERSHIP
                        (SEE ACCOUNTANT'S REVIEW REPORT)
                             STATEMENT OF CASH FLOWS
                           INCREASE (DECREASE) IN CASH

                  FOR THE NINE MONTHS ENDED SEPTEMBER 29, 1996

Cash flows from operating activities
      Net income                                                      $ 741,690
      Adjustments to reconcile net income to
        net cash provided by operating activities:
           Depreciation and amortization                                220,531
           Loss on disposal of property and equipment                     4,997
           Changes in assets and liabilities
              Accounts receivable                                      (222,715)
              Prepaid expenses                                          (11,377)
              Accounts payable                                          (26,019)
              Taxes payable and accrued                                  10,491
              Accrued expenses                                           71,263
              Advance deposits                                            1,317
                                                                      ---------

              Net cash provided by operating
                 activities                                             790,178

Cash flows from investing activities
      Acquisition of property and equipment                            (158,516)

Cash flows from financing activities
      Distributions to partners                                        (350,000)
                                                                      ---------

Net increase in cash                                                    281,662

Cash at December 31, 1995                                                89,287
                                                                      ---------

Cash at September 29, 1996                                            $ 370,949
                                                                      ---------

Supplemental disclosure of cash flow information:

      Cash paid for interest                                          $  97,902
                                                                      ---------






See notes to financial statements

           HISTORIC HOTEL PARTNERS OF BIRMINGHAM, LIMITED PARTNERSHIP
                        (SEE ACCOUNTANT'S REVIEW REPORT)
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 29, 1996

Note 1 - Operations and summary of significant accounting policies
------------------------------------------------------------------

Operations
----------

Historic Hotel Partners of Birmingham, Limited Partnership, a Delaware limited partnership, holds a leasehold interest in and operates the Tutwiler Hotel in Birmingham, Alabama.

Property and equipment
----------------------

Depreciation is computed using the straight-line and accelerated methods over the following estimated useful lives:

                   Building and improvements  15 - 40 years
                   Furniture and equipment    3 - 8 years

Depreciation expense totaled $217,253 for the nine months ended September 29, 1996.

Amortization
------------

Organization costs are amortized on a straight-line basis over five years.

Income taxes
------------

Provision for Federal and state income taxes is not reflected in the financial statements since partners are taxed individually on their share of Partnership income or loss.

Statement of cash flows
-----------------------

The Partnership defines cash and equivalents as cash on hand, demand deposits at banks, and short-term highly liquid investments with an initial maturity of three months or less. At various times throughout the nine months, the Partnership had amounts on deposit with one financial institution in excess of federally insured limits.

Accounting period
-----------------

The Partnership maintains a calendar year end with the following number of days in each month end.

     January          29 days    July and August       28 days
     February         28 days    September             35 days
     March            35 days    October and November  28 days
     April and May    28 days    December              35 days
     June             35 days

           HISTORIC HOTEL PARTNERS OF BIRMINGHAM, LIMITED PARTNERSHIP
                        (SEE ACCOUNTANT'S REVIEW REPORT)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 29, 1996

Note 1 - Operations and summary of significant accounting policies (continued)
------------------------------------------------------------------------------

Financial statement estimates
-----------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Property and equipment
-------------------------------

Property and equipment is stated at cost and consists of the following:

        Land improvements                   $     1,045
        Building                              4,262,608
        Furniture, fixtures and equipment     1,208,037
        Construction in progress                158,516
                                            -----------
                                              5,630,206
        Less accumulated depreciation        (1,051,212)
                                            -----------
        Net property and equipment          $ 4,578,994
                                            -----------

Note 3 - Long-term debt
-----------------------

Substantially all property and equipment is pledged as collateral for the Partnership's portion of mortgage revenue bonds that mature December 16, 2006. Interest accrues at a variable rate based on the rate used by the remarketing agent which approximated three percent for the nine months ended September 29, 1996. The loan requires quarterly payments of interest plus principal amounts that escalate at 69.822 percent of scheduled bond redemptions.

Debt maturities for the next five twelve-month periods are as follows: 1997- $262,991; 1998-$278,996; 1999-$296,450; 2000-$313,906; 2001-$333,398; and
thereafter, $2,340,496.

           HISTORIC HOTEL PARTNERS OF BIRMINGHAM, LIMITED PARTNERSHIP
                        (SEE ACCOUNTANT'S REVIEW REPORT)
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               SEPTEMBER 29, 1996

Note 4 - Ground lease
---------------------

Under the terms of a Cancellation of Rent Obligations and Automatic Extension of Lease Term Agreement dated November 29, 1989, the Partnership is granted rent free use of the ground underlying the Hotel through November 30, 2035.

Note 5 - Related party transactions
-----------------------------------

The Hotel is managed, under an agreement that expires October 30, 2002, by an affiliate under common control. The management agreement provides for base management fees equal to four percent of gross revenues of the Hotel, and an incentive management fee equal to ten percent of net income, as defined. There were no incentive management fees for the nine-month period. In addition to the management fees, the management company receives one percent of gross revenues for chain services, which includes advertising, sales, purchases, and similar services. Total management fees for the nine months ended September 29, 1996 were $157,390.

Note 6 - Pension plan
---------------------

The affiliate management company (note 5) sponsors a 401(k) plan in which employees of the Partnership who meet certain age and length of service requirements are eligible to participate. Employees can contribute from one percent to fifteen percent of base compensation as a salary reduction contribution to the plan. The Partnership does not contribute to the plan.

Note 7 - Fair value of financial instruments
--------------------------------------------

The carrying amounts of the Partnership's financial instruments, including cash, accounts receivable, and accounts payable, approximate fair values because of the short maturities of these instruments. The carrying amount of long-term debt approximates fair value because the interest rate is variable.

Note 8 - Subsequent event
-------------------------

On October 4, 1996, the Partnership entered into a contract with Patriot American Hospitality, L.P. to sell the Tutwiler Hotel for approximately $7,613,000 in cash and limited partnership units valued at approximately $3,114,000.